EAM Investors LLC

Code of Ethics

Compliance Policies

Procedures Manual

Effective June 1, 2011

I CODE OF ETHICS AND STANDARDS OF BUSINESS CONDUCT	I-4

Scope of Policy	I-4

Code of Ethics	I-4

Code of Business Conduct	I-5
Compliance with Securities Laws & Rules	I-5
Conflicts of Interest	I-5
Outside Business Activities	I-5
Maintenance of Independence and Objectivity	I-6
Political Contributions, Gifts and Entertainment	I-6
Personal Securities Holdings and Transactions	I-7
Definition of Access Person	I-7
Beneficial Owner	I-7
Supervision	I-7
Preserving Confidentiality	I-8
Insider Information	I-8
Portfolio Investment Recommendations and Actions	I-8
Priority of Transactions	I-8
Prohibition against Misrepresentation	I-8
Reporting Violations	I-9
Sanctions/Disciplinary Policy	I-9

II COMPLIANCE POLICIES AND PROCEDURES	II-1

Scope	II-1

Chief Compliance Officer	II-1

Supervision	II-1

Registration	II-2
Firm Registration & State Notice Filing	II-2
Investment Adviser Representative Registration/Licensing	II-2
Annual Renewal	II-3

Disclosure	II-3
Part 2 of Form ADV	II-3
Background	II-3
Updating and Delivery	II-3
Delivery Exceptions	II-4
Calculation of Assets under Management	II-4
Disciplinary Disclosures	II-4
Policies	II-6
Procedures and Responsible Party	II-6
Form ADV Part 2A Firm Brochure	II-6
Form ADV Part 2B Brochure Supplement	II-6
Recordkeeping	II-7

Annual and Other Reporting	II-7
Amendments to Part 1 of Form ADV	II-7

EAM Investors LLC	Page I-1

Annual Updating Amendment	II-8
Schedules 13D & 13G	II-8
Form 13F	II-9
Form ADV-W	II-9

Portfolio Management	II-9
Allocation of Investment Opportunities, Portfolio Recommendations	II-10
Guidelines, Restrictions, and Suitability	II-10
Proxy Voting	II-10

Trading	II-11
Affiliated Broker-Dealer	II-11
Insider Trading	II-11
Summary	II-11
Insider	II-12
Material	II-12
Nonpublic	II-12
Policy Statement	II-12
Personal Trading	II-14
Definition of Access Person	II-14
Personal Securities Transactions Policy	II-14
Pre-Clearance of Trades	II-15
Ban on Short-Term Trading Profits	II-15
Exceptions to the Personal Trading Policies	II-15
Personal Accounts	II-16
Personal Security Holdings and Transaction Records	II-16
Personal Holdings Reports	II-16
Personal Security Transaction Reports	II-16
Allocation of Investment Opportunities and Limited Offerings	II-17
Allocation of IPOs	II-17
Aggregation of Orders, Trade Order Allocation	II-17
Aggregation and Allocation	II-18
Principal Trading	II-19
Cross Transactions	II-19
Mutual Fund Market Timing and Late Order Controls	II-19
Trade Process	II-19
Trade Errors	II-20
Trade Error Definition	II-20
Prohibited Error Correction Practices	II-20
Best Execution and Broker Selection	II-21
Directed Brokerage	II-21
Soft Dollars	II-22

Maintaining Client Relationships	II-23
Client Complaints	II-23
Advisory Contracts	II-23
New Client Policy	II-23
Privacy Policy	II-24

EAM Investors LLC	Page I-2

Custody	II-25
Definition of Custody	II-25
Definition of Qualified Custodians	II-26
Client Account Policy	II-26
Client Reporting	II-27
General	II-27
Pricing/Valuation	II-28
Fees	II-28
Billing	II-28
Reports to Clients	II-28

Books and Records	II-29

Electronic Communications	II-34

Anti-Money Laundering	II-35

ERISA	II-35
Fiduciary Duty	II-35
Prohibited Transactions and Parties in Interest	II-36
Bonding	II-36

Advertising & Marketing	II-37
Political Contributions	II-34
Performance Advertising	II-41
Solicitors	II-41

Third Party Service Providers	II-42

Business Continuity Plan	II-42

III Appendix A - List of Functional Titles/Roles	III-1

IV Appendix B - Organizational Charts	IV-1

V Appendix C - ADV 2A & 2B Logs	V-1

VI Appendix D - Proxy Voting Policy	VI-2

VII Appendix E - Pre-Approval of Securities Transactions	VII-3

VIII Appendix F - Personal Holdings Report	VIII-4

IX Appendix G - Personal Transactions Report	IX-5

X Appendix H - Trade Error Report	X-1

XI Appendix I - Anti-Money Laundering Policies	XI-2

XI	XI-3

EAM Investors LLC	Page I-3

I CODE OF ETHICS AND STANDARDS OF BUSINESS CONDUCT

EAM Investors, LLC (“EAM”) is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940.

EAM provides investment management and supervisory services on a discretionary basis and currently offers three different investment styles, which are:

Small Cap Growth -seeks capital appreciation by investing in companies that correspond to the market values within the range of the Russell 2000 Growth Index.

Micro Cap Growth —seeks capital appreciation by investing in companies that correspond to the market values within the range of the Russell Micro Cap Growth Index.

Ultra Micro Cap Growth —seeks capital appreciation by investing in companies whose market values correspond to the bottom half of the Russell Micro Cap Growth Index.

Pursuant to Rule 204A-1 of the Investment Advisers Act of 1940 (the “Adviser’s Act”), an investment adviser is required to establish, maintain and enforce a written code of ethics that must set forth standards of conduct expected of advisory personnel and address conflicts that arise from personal trading by advisory personnel.

Scope of Policy

EAM has adopted the following Code of Ethics and Standard of Business Conduct (“the Code”). EAM will provide to Supervised Persons a copy of the Code and any amendments to the Code. Supervised Persons of EAM will be required to acknowledge, in writing, receipt of a copy of the Code and any amendments thereto.

EAM’s Supervised Persons are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the adviser and are subject to EAM’s supervision and control.

Derek Gaertner is the Chief Compliance Officer (“CCO”) for EAM. The CCO is responsible for the administration of EAM’s compliance program. Any questions regarding the Code should be addressed with the CCO.

The Code requires Supervised Persons to report or disclose to and seek approval from the CCO for certain activities. In the case of the CCO, the CCO will report to and seek approval from Senior Vice President and Portfolio Manager, Montie L. Weisenberger.

Code of Ethics

EAM is an investment adviser and as such is a fiduciary that owes its clients a duty of undivided loyalty. Supervised persons of EAM will:

EAM Investors LLC	Page I-4

1.	Act for the benefit of their clients, and place their client’s interests before their own;

2.	Exercise independence in making investment decisions for clients;

3.	Conduct personal securities transactions in a manner that is consistent with the Code and act to avoid actual or potential conflicts of interest or abuse of their position of trust and responsibility;

4.	Safeguard and keep confidential nonpublic personal information of clients; and

5.	Comply with applicable federal securities laws.

Code of Business Conduct

In reflection of the Code, EAM adopts the following standards of business conduct.

Compliance with Securities Laws & Rules

Supervised Persons will comply with all applicable federal securities laws. Furthermore, Supervised Persons will not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation.

Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the U.S. Securities and Exchange Commission (the “Commission”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Conflicts of Interest

Supervised Persons will make best efforts in identifying actual and potential conflicts of interest. Supervised Persons will seek to avoid conducting personal or private business that conflicts with, or gives the appearance of conflicting with, the interests of the firm or its clients. Where potential conflicts cannot be eliminated, Supervised Persons will fully disclose those to EAM, and EAM will fully disclose material facts concerning that conflict to the client(s). EAM considers a “conflict of interest” to be any situation in which the Supervised Persons’ own interests could interfere with the Supervised Persons’ responsibilities as a representative of EAM. EAM expects Supervised Persons to report a potential conflict of interest to the CCO.

Outside Business Activities

Supervised Persons have a duty of loyalty to the firm and his or her efforts should be devoted to the firm’s business. EAM encourages Supervised Persons’ participation in outside business activities that enhance the professionalism of its Supervised Persons and the reputation of the firm, and that are civic, charitable, and professional in nature. Simultaneously, EAM recognizes that outside business activities may raise conflicts of interest. Supervised Persons must disclose, at the time they become a Supervised Person of EAM and upon any change thereafter, all outside business activities. Supervised Persons may not engage in any outside business without first receiving prior approval for the activity from the CCO. This pre-approval must be sought in writing with a clear description of the activities to be performed and any compensation to be received. Decisions by the CCO will be included in the Supervised Person’s personnel file.

EAM Investors LLC	Page I-5

Outside business activities requiring disclosure include, but are not limited to:

1.	Being employed by or compensated by any other entity;

2.	Being active in any other business, including part-time, evening, or weekend employment;

3.	Being active in any civic or charitable organization;

4.	Serving as an officer, director or partner in any other entity;

5.	Owning an interest in any non-publicly traded company or other private, non-real property investment; or

6.	Acting as a trustee for client accounts.

Supervised Persons will also comply with the requirements regarding disclosure of conflicts of interest imposed by law and by rules or organizations governing their activities and will comply with any prohibitions on their activities if conflicts of interest exist.

Maintenance of Independence and Objectivity

Supervised Persons will use particular care and good judgment to achieve and maintain independence and objectivity in the performance of their roles and responsibilities. Supervised Persons will avoid giving or receiving any gift, donation, benefit, service or other favor that might affect, or be seen to potentially affect, the performance of their roles and responsibilities, or which might compromise the credibility of EAM.

Political Contributions, Gifts and Entertainment

EAM recognizes the potential conflicts of interest when the firm and/or its Supervised Persons make political contributions or give and/or receive gifts (for the purpose of this Code “gifts” include but are not limited to any type of merchandise, prizes, travel expenses, meals and certain types of entertainment) or other items of value to/from any person or entity that does business with or on behalf of EAM. Therefore, EAM has adopted the following policies and procedures regarding political contributions and giving and/or receiving gifts:

Political Contributions

Covered Associates are prohibited from making any direct or indirect (e.g. through another person, firm, family member, or political action committee) political contribution, either personally or on behalf of EAM, to any political party, elected official or candidate with the intention of obtaining or maintaining any business for EAM. Any political contribution made by a Covered Associate in excess of $150 per calendar year per elected official or candidate, state or local political party, or political action committee must be pre-approved by the CCO. See the Political Contributions policy in the P&P for complete policies and procedures with respect to political contributions.

Giving Gifts

Supervised Persons will not give a gift to any client, potential client, vendor, potential vendor or anyone else that does business or seeks to do business with the firm that is worth more than $250.00, without receiving prior written approval from the CCO. All gifts given over $100.00 must be reported to the CCO.

EAM Investors LLC	Page I-6

Receiving Gifts

Supervised Persons will not accept any gift or other item from any client, potential client, vendor, potential vendor or anyone else that does business with or seeks to do business with the firm that is worth more than $250.00 in value, without written approval from the CCO. All gifts received over $100.00 must be reported to the CCO.

Cash and/or gift cards will never be offered or accepted, regardless of the amount. The CCO will maintain a log of gifts given and gifts received.

Personal Securities Holdings and Transactions

Supervised Persons, who are Access Persons, as that term is defined below, will disclose to EAM their holdings and transactions in securities or other investments for which they are a beneficial owner, as defined below, and as per the instructions in the firm’s policies and procedures.

Furthermore, Supervised Persons, who are Access Persons, will obtain written pre-approval for certain personal investments in accordance with the firm’s policies and procedures.

Definition of Access Person

An access person is defined as any Supervised Person:

1.	Who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

2.	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

For the purposes of this Code, EAM considers all its employees to be Access Persons.

Beneficial Owner

For purposes of the Code, an individual is a “beneficial owner” if the individual has:

1.	a direct or indirect pecuniary interest in the securities;

2.	The power to vote or direct the voting of the shares of the securities or investments;

3.	The power to dispose or direct the disposition of the security or investment.

The above definition applies to securities held in accounts of the Supervised Person and/or the Supervised Person’s immediate family members living in the same household.

Supervision

Supervised Persons with supervisory responsibility, authority, or the ability to influence the conduct of others will exercise reasonable supervision over those subject to their supervision or authority in order to prevent any violations of applicable statutes, regulations, or provisions of the Code. In so doing, Supervised Persons may rely on procedures established by EAM that are reasonably designed to prevent and detect such violations.

EAM Investors LLC	Page I-7

Preserving Confidentiality

EAM has implemented policies and procedures, with are outlined in the firm’s policies and procedures manual, to limit the sharing of and access to nonpublic personal information regarding the firm’s clients to EAM personnel who need that information to provide services to those clients.

Supervised Persons will at all times preserve the confidentiality of information communicated by clients, unless they receive information concerning illegal activities on the part of the client. If that happens, the Supervised Person should give the information directly to the CCO for further action.

Insider Information

No Supervised Person, while in the possession of material nonpublic information about a company, will for his/her portfolio or for the portfolios of others buy or sell the securities of that company until that information becomes publicly disseminated and the market has had an opportunity to react.

No Supervised Person will communicate or “tip” material nonpublic information about a company to any person except for lawful purposes.

Supervised Persons will adhere to the firm’s policies and procedures regarding insider information as outlined in the firm’s compliance manual. Any improper trading or other misuse of material nonpublic information by any Supervised Person may be grounds for immediate dismissal.

Portfolio Investment Recommendations and Actions

Supervised Persons will deal fairly and objectively with clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

Priority of Transactions

Transactions for clients will have priority over transactions in securities or other investments of which EAM or any Supervised Persons is the beneficial owner so that such personal or proprietary transactions do not operate adversely to their clients’ interests.

Prohibition against Misrepresentation

Supervised Persons will not make statements, orally or in writing, that misrepresent:

1.	The services that they or the firm is capable of performing;

2.	Their qualifications or the qualifications of the firm; or

3.	The individual’s academic or professional credentials.

Supervised Persons will not make or imply, orally or in writing, any assurances or guarantees regarding any investment, except to communicate accurate information regarding the terms of the investment instrument and the issuer’s obligations under the instrument.

EAM Investors LLC	Page 1-8

Reporting Violations

Supervised Persons must promptly report any violation or suspected violation of the Code or of any securities laws, or rules to the CCO. No retaliation or retribution of any kind will be taken against a Supervised Person for reporting a violation or potential violation in good faith.

All reports will be promptly investigated and, if deemed necessary, appropriate action will be taken. The CCO will be responsible for leading any investigations and reporting violations and investigative findings to the appropriate supervisor and senior management. EAM senior management may utilize any or all of the sanctions described below.

Sanctions/Disciplinary Policy

EAM senior management may use any or all of the following sanctions against any Supervised Person found to have violated either the Code or the firm’s written compliance policies and procedures.

1.	Letter of Caution

2.	Admonishment

3.	Fine, disgorgement

4.	Suspension

5.	Termination

6.	Report Violation to Regulatory Authorities

EAM Investors LLC	Page 1-9

II COMPLIANCE POLICIES AND PROCEDURES

Pursuant to Rule 206(4)-7 of the Investment Advisers Act of 1940 (the “Advisers Act”), an investment adviser is required to adopt and implement written policies and procedures reasonably designed to prevent violations of the federal securities laws by the adviser and its employees. The adviser must designate a Chief Compliance Officer to be responsible for administering the policies and procedures and to perform a review, at least annually, of the policies and procedures to ensure their adequacy and effectiveness.

EAM is an investment adviser registered with the U.S. Securities and Exchange Commission (the “Commission”), and is subject to Rule 206(4)-7 of the Advisers Act. Therefore, EAM hereby adopts the following Written Compliance Policies and Procedures (“P&P”).

Scope

EAM will provide to Supervised Persons a copy of the P&P on an annual basis and any amendments thereto. Supervised Persons of EAM will be required to acknowledge, in writing, receipt of a copy of the P&P and any amendments thereto.

EAM’s Supervised Persons are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the adviser and are subject to EAM’s supervision and control.

EAM will conduct, at least annually, a compliance meeting to review the firm’s Code and P&P with its Supervised Persons. Attendance at compliance meeting is mandatory for all Supervised Persons.

Chief Compliance Officer

Derek Gaertner is the Chief Compliance Officer (“CCO”) for EAM. The CCO is responsible for the administration of the compliance program and the written policies and procedures for the firm.

The P&P requires Supervised Persons to seek approval from the CCO for certain activities, report or disclose certain information to the CCO, and the CCO to review information reported or disclosed to him/her. In the case of the CCO, the CCO will seek approval from, report to, and Senior Vice President and Portfolio Manager, Montie L. Weisenberger, will review such information.

Supervision

Supervised Persons and their functional titles at EAM are listed in Appendix A. The firm’s organizational chart is in Appendix B. Supervised Persons are responsible for the reasonable supervision of the persons who report to them. Travis Prentice, the President and Chief Executive Officer of EAM and Montie Weisenberger, Senior Vice President, are responsible for the general supervision of all Supervised Persons.

II-1

Registration

EAM’s policy is to monitor and maintain current registrations for the firm and its supervised persons, where applicable, with state, federal, and foreign regulatory agencies as required by law. EAM will not provide services in jurisdictions where it is not appropriately registered or where a de minimis or other exemption does not exist.

Firm Registration & State Notice Filing

EAM is registered with the Commission as an SEC Registered Investment Adviser. EAM has filed its registration with the Commission on the basis that EAM will have assets under management of $25 million or more within 120 days of date of registration. Additionally, EAM is notice filed in the state in which the firm maintains its principal place of business. EAM is either notice filed or exempt from notice filing in states in which it provides services. EAM is either registered or exempt from registration with foreign regulatory agencies. The CCO or his designee will maintain current registration or notice filing with the Commission, state and/or foreign securities authorities.

With each new client, the CCO or his designee will verify that EAM is appropriately registered in or exempt from registration in the state/country of that client’s residence. At least annually, the CCO or his designee will conduct a complete review of state and country statues and rules in which EAM has clients and verify that EAM is properly registered/notice filed in all jurisdictions where required. If the CCO determines that a change in the firm’s registration/notice filing status is required, the CCO will take the necessary steps to amend Form ADV or register in foreign jurisdictions.

Investment Adviser Representative Registration/Licensing

While the firm is registered with the Commission, the states maintain the authority to license individuals who provide investment advice to clients on behalf of an adviser, i.e. “investment adviser representatives (“IAR”), as that term is defined in Rule 203A-3 of the Advisers Act. For investment advisers registered with the Commission, only the states in which the investment adviser maintains a place of business have this authority. This authority includes the right to require IARs to meet examination requirements set forth by the state. Supervised Persons will be registered/licensed as IARs of EAM or exempt from registration/licensing in the states in which EAM conducts business. EAM will maintain appropriate state registration of IARs. To assist in this process, EAM will maintain records of clients, their state of residence, and the IARs serving those clients.

With each new client, the CCO or his designee will verify that the IAR(s) is either properly licensed and registered in that client’s state of residence or exempt from licensing and registration. Furthermore, the CCO or his designee will at least annually review the federal definition of IAR and licensing requirements for IARs and verify the continued compliance with state requirements.

EAM Investors LLC	Page II-2

Annual Renewal

EAM will keep current the firm’s registration with the Commission and any required notice filings and IAR licensing with the states. EAM will maintain registrations and licenses via the Investment Adviser Registration Depository (“IARD”) system, maintained and operated by the Financial Industry Regulatory Authority (“FINRA”) (formerly known as the National Association of Securities Dealers (NASD)). In early November of each year, in accordance with the published IARD calendar, the CCO or his designee will obtain the firm’s preliminary renewal statement. The CCO will promptly and in accordance with IARD requirements fund the firm’s IARD Renewal Account. Prior to IARD processing of the annual renewals, the CCO or his designee will confirm proper funding of the IARD renewal account. Shortly after the IARD processing of annual renewals, the CCO or his designee will obtain the firm’s final IARD renewal statement. In the event the final IARD renewal statement shows any deficiencies, the CCO will take the appropriate steps to promptly correct any deficiencies.

Disclosure

Part 2 of Form ADV

Background

Rule 204-3 under the Advisers Act requires investment advisers to deliver to most clients a brochure and one or more brochure supplements containing all information required by Part 2 of Form ADV. Form ADV, Part 2 is a narrative plain English document designed to disclose information that would be meaningful to a client’s decision to hire or retain the adviser, including a description of the firm’s business practices and affiliations, investment strategies and risks, disciplinary history, and conflicts of interest, and how the adviser addresses conflicts.

Part 2 of Form ADV (“ADV 2”) includes two sections: the “ADV 2A” firm brochure, in the form of a narrative plain English disclosure document and wrap fee program brochure Appendix 1, and the “ADV 2B” supplements, which give information on the individuals providing advice to clients.

ADV 2A (and, for state registered advisers, ADV 2B) must be submitted electronically through the IARD as a text-searchable pdf document and will be available to the public through the Commission’s web site. ADV 2A must be updated annually and promptly with any material changes, and ADV 2B must be updated promptly with any material changes.

Updating and Delivery Requirements

Rule 204-3 also imposes delivery and updating requirements. ADV 2A and ADV 2A Appendix 1 must be delivered initially to clients, before or at the time the client signs the advisory agreement. Advisers must update ADV 2A and ADV 2A Appendix 1 annually and promptly with any material changes. If material changes were made since the last annual update, advisers must deliver a summary of material changes to clients, either with a full updated brochure or an offer to send the current brochure. Advisers also have a delivery duty with any additions or material changes to disciplinary disclosures.

EAM Investors LLC	Page II-3

Advisers are not required to update the brochure between annual amendments solely because the amount of client assets under management or the firm’s fee schedule has changed. However, if the adviser is amending the ADV 2A for an unrelated material change, the adviser must also include any material changes to its assets under management or its fee schedule since the most recent annual updating amendment.

ADV 2B must be delivered initially to clients for each person who provides advisory services to the client before or at the time that person begins providing advisory services to that client. In the event of a change in the individual(s) providing advice to a client, advisers must also give clients an ADV 2B supplement for any new Supervised Persons before those persons begin providing investment advice to the client. Advisers must update ADV 2B promptly with any material changes. Advisers also have a delivery duty with any additions or material changes to disciplinary disclosures.

Delivery Exceptions

1.	Advisers are not required to deliver a brochure or brochure supplement to certain types of clients, including registered investment companies, “qualified clients,” and clients receiving only impersonal investment advice who are charged less than $500 per year.

2.	For clients participating only in an adviser’s wrap fee program, the adviser is only required to deliver ADV 2A Appendix 1 and any applicable ADV 2B supplements.

3.	An adviser is not required to deliver a wrap fee program brochure if another sponsor of the wrap fee program delivers the wrap fee program brochure to the client.

4.	An adviser is not required to create ADV 2B supplements for any Supervised Person who has no direct client contact and has discretionary authority over a client’s assets only as part of a team.

5.	Even if an adviser is not required to deliver a brochure or brochure supplement to a particular client, the adviser may still have a fiduciary duty to disclose to the client material information that could affect their decision to hire or retain the firm, such as information about the firm’s or Supervised Persons’ conflicts of interest and disciplinary information, or disclosure of a precarious financial position.

Calculation of Assets under Management

ADV 2A requires disclosure of the firm’s assets under management. Advisers are permitted to calculate the assets under management disclosed in ADV 2A using a different method than assets under management are calculated in Item 5 of ADV 1. The firm must maintain documentation describing the method used.

Disciplinary Disclosures

Item 9 of ADV 2A and Item 3 of ADV 2B require disclosure of material disciplinary information. The forms presume that any affirmative answer to these questions would be material to a client or prospective client, and the firm is required to disclose details of the event; however, if the firm determines that an event is immaterial, it may choose not to disclose the event. Advisers should consider the following factors when deciding whether an event is material:

EAM Investors LLC	Page II-4

1.	The proximity of the person involved in the disciplinary event to the advisory function;

2.	The nature of the infraction that led to the disciplinary event;

3.	The severity of the disciplinary sanction; and

4.	The time elapsed since the date of the disciplinary event.

If the firm determines the event is not material, it must prepare and maintain a memorandum of its determination.

Policies

EAM policy is to at all times adhere to the requirements of Rule 204-3 of the Advisers Act in all material respects. EAM policy is to:

1.	Maintain and keep current our ADV 2A brochure and ADV 2B supplements for each Supervised Person who provides investment advice to clients.

2.	Ensure that all information that EAM reports in our brochure and brochure supplements is true and does not omit any material facts.

3.	Draft our ADV 2 disclosures in clear plain English language designed to make our disclosures understandable for clients.

4.	Provide each client with relevant information about the services and fees that are applicable to that client.

5.	Maintain required books and records relating to our brochure and brochure supplements.

Procedures and Responsible Party

EAM will observe the following procedures in fulfilling our disclosure obligations:

1.	All Supervised Persons should read and be familiar with the ADV 2 and report any inaccuracies, changes, or omissions to the CCO.

2.	Supervised Persons must promptly report to the CCO any legal or disciplinary event at time of hire and with any changes to that information.

3.	The CCO will ensure that any material legal or disciplinary events of the firm or related persons are disclosed in ADV 2 if required.

4.	The CCO will keep current the firm’s financial books and records and regularly review the firm’s financials. In the unlikely event the firm should find itself in a precarious financial position, the CCO will, in addition to taking immediate steps to help correct the situation, immediately inform senior management and the CCO, who will make the necessary disclosures in ADV 2 if required.

EAM Investors LLC	Page II-5

Form ADV Part 2A Firm Brochure

1.	The CCO will deliver the current ADV 2A to each new client before or at the time the client enters into an advisory agreement with EAM.

2.	The CCO will update and file ADV 2A annually, within 90 days of EAM’s fiscal year end in accordance with current Form ADV instructions.

3.	If material changes have been made since the last annual updating amendment, the CCO will ensure delivery to each client within 120 days of the firm’s fiscal year end of either:

a.	A current brochure, including the summary of material changes; or

b.	The summary of material changes that includes an offer to provide a full copy of the current brochure without charge.

4.	The CCO will update and file ADV 2A promptly whenever any information in the brochure becomes materially inaccurate. If the amendment adds or materially revises disclosure of a legal or disciplinary event, the CCO will ensure delivery to clients of either:

a.	The amended brochure along with a statement describing the material facts relating to the change in disciplinary information; or

b.	A statement describing the material facts relating to the change in disciplinary information.

Form ADV Part 2B Brochure Supplement

1.	The CCO will deliver a current ADV 2B supplement to clients for each person who provides advisory services to the client before or at the time that person begins providing advisory services to that client.

2.	If the Supervised Person providing advice to the client changes, or an additional Supervised Person begins providing advice to the client, the CCO will deliver an ADV 2B supplement to the client for the new Supervised Person before or at the time that person begins providing investment advice to the client. If a Supervised Person begins to provide advisory services to a client as a result of another Supervised Person’s resignation or termination, the CCO will:

a.	Notify the client promptly that the Supervised Person previously providing advisory services to the client will no longer do so, and

b.	Deliver the ADV 2B supplement of the new Supervised Person to the client within 30 days after the Supervised Person begins to provide advisory services to the client.

3.	ADV 2B supplements may be delivered electronically, per EAM’s electronic delivery policies and procedures consistent with Commission guidance on electronic delivery.

4.	The CCO will update ADV 2B supplements for Supervised Persons promptly whenever any information in the brochure supplement becomes materially inaccurate. If the amendment adds or materially revises disclosure of a legal or disciplinary event, the CCO will ensure delivery to clients of either:

a.	The amended brochure supplement along with a statement describing the material facts relating to the change in disciplinary information; or

b.	A statement describing the material facts relating to the change in disciplinary information.

EAM Investors LLC	Page II-6

Recordkeeping

1.	The CCO will maintain in an appropriate file:

a.	A copy of each brochure and each amendment made to the brochure;

b.	Any summary of material changes created that is not contained in the brochure; and

c.	A record of the dates that each brochure, brochure amendment, or summary of material changes was delivered to any client or prospective client.

2.	The CCO will maintain in an appropriate file:

a.	A copy of each brochure supplement and each amendment made to the supplement; and

b.	A record of the dates that each brochure supplement, supplement amendment, or summary of material facts was delivered to any client or prospective client.

3.	The CCO will maintain in an appropriate file documentation describing the method used to compute assets under management in ADV 2A, if different than the method used to compute assets under management in Item 5 of ADV 1.

4.	The CCO will maintain in an appropriate file a memorandum describing any legal or disciplinary event listed in Item 9 of ADV 2A or Item 3 of ADV 2B (Disciplinary Information), if it is not disclosed in the brochure or brochure supplement due to EAM’s determination that it is not material. The memorandum will explain EAM’s determination that the presumption of materiality is overcome and will discuss the four factors described in Item 9 of ADV 2A or Item 3 of ADV 2B (listed above).

Annual and Other Reporting

Pursuant to the Advisers Act and rules adopted thereunder, registered investment advisers are required to submit periodic filings to the Commission.

EAM’s policy is to submit and keep current the firm’s regulatory filings. This policy includes ongoing monitoring of changing regulation and reporting requirements, as well as, monitoring on an on-going and periodic basis, any regulatory filings that may require amendment or additional filings the firm is required to make. The COO is responsible for keeping all filings current.

Amendments to Part 1 of Form ADV

EAM will keep current Part 1 of Form ADV as required by the instructions to the form and as filed on the IARD. The CCO or his designee will update Part 1.A. of Form ADV promptly for changes in Items 1, 3, 9, or 11 and update Part 1.A. of Form ADV promptly for material changes to items 4, 8, or 10. Furthermore, the CCO and the Chief Executive Officer will review Part 1 of Form ADV with regulatory or business changes and at least annually; and in the event changes are mandated, amend Part 1 of Form ADV on the IARD.

EAM Investors LLC	Page II-7

Annual Updating Amendment

The CCO and the Chief Executive Officer will annually review Parts 1 and 2A and 2B of Form ADV. The CCO or his designee will file an annual updating amendment to Part 1 of Form ADV on the IARD within 90 days of the firm’s fiscal year end, updating the firm’s responses to all parts.

Schedules 13D & 13G

Pursuant to Section 13(d) of the Securities Exchange Act of 1934 (“Exchange Act”), any person who beneficially owns more than five percent (5%) of a class of publicly traded equity securities is required to file a Schedule 13D within 10 days of exceeding the five percent (5%) threshold. Advisers with investment discretion are subject to this requirement because beneficial ownership is attributed to any person who has the power to vote a security or the power to buy or sell a security. In determining whether an adviser’s beneficial ownership exceeds five percent (5%), an adviser must aggregate the holdings of all client account over which it has discretionary authority, along with any proprietary accounts.

Pursuant to Rule 13d of the Exchange Act, advisers are permitted to file a Schedule 13G in lieu of 13D if the investment adviser has acquired the securities in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the issuer. Schedule 13G requires the disclosure of less information than Schedule 13D and generally only needs to be filed within 45 days after the close of the calendar year in which the adviser’s beneficial ownership exceeded 5 percent.

EAM’s current policy is to obtain securities in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer. Furthermore, EAM’s current policy is to not own five percent (5%) or more of the voting equity shares of an SEC reporting company. EAM will aggregate the shares of all client accounts and any firm proprietary accounts in determining the five percent (5%) threshold.

The CCO or his designee will review promptly review after the end of each calendar year the holdings of the firm against publicly reported total outstanding shares to determine if the firm held, as of December 31st, more than five percent (5%) of the voting equity shares of an SEC reporting company. In the event that the firm has exceeded the five percent (5%) threshold, the CCO or his designee will file Schedule 13G using the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system within 45 days of the end of the calendar year. Each year thereafter, the CCO or his designee will file an amended Schedule 13G within 45 days of the calendar year end for any reportable changes. If the firm’s aggregated holdings drop below the five percent (5%) threshold, the CCO or his designee will file an amended Schedule 13G reporting such change. The CCO and the COO will review any required filings under this section prior to submission. Thereafter, the firm need not file another Schedule 13G for that security unless aggregated holdings once again exceed the 5% threshold.

EAM Investors LLC	Page II-8

Form 13F

Pursuant to Section 13(f) of the Exchange Act, an “institutional investment manager” who exercises investment discretion over $100 million or more in “Section 13(f) securities” is required to file quarterly reports on Form 13F with the Commission. The reports must be filed within 45 days after the last day of such calendar year and within 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year. Under Section 13(f), the term “institutional money manager” includes investment advisers, and the term “Section 13(f) securities” refers generally to exchange-traded shares, NASDAQ-quoted shares, equity options and warrants and certain similar securities (the official list of Section 13(f) securities is on the Commission’s website).

In the event the firm exercises investment discretion over $100 million or more in Section 13(f) securities, the firm will file Form 13F pursuant to the requirements under Section 13(f) of the Exchange Act. To determine if the firm is required to file Form 13F, the CCO or his designee will review the firm’s aggregate discretionary portfolio holdings promptly following each calendar month-end, using the market value of the securities as of the last trading day of each month. If it is determined that the firm must file Form 13F, the CCO or his designee will file the form electronically using the EDGAR system within 45 days after the end of the calendar year it was initially determined to have met the filing requirement and within 45 days after each calendar quarter thereafter until the firm has not exercised investment discretion over such securities for a full calendar year. The CCO and the COO will review any required filings under this section prior to submission.

Form ADV-W

In the event EAM ceases operations or becomes ineligible to be registered with the Commission for any reason, the CCO will, if appropriate, obtain state registration for the firm where required and withdraw its registration from the Commission by filing form ADV-W on the IARD.

Portfolio Management

EAM provides investment management and supervisory services on a discretionary basis and currently offers three different investment styles, which are:

Small Cap Growth -seeks capital appreciation by investing in companies that correspond to the market values within the range of the Russell 2000 Growth Index.

Micro Cap Growth —seeks capital appreciation by investing in companies that correspond to the market values within the range of the Russell Micro Cap Growth Index.

Ultra Micro Cap Growth —seeks capital appreciation by investing in companies whose market values correspond to the bottom half of the Russell Micro Cap Growth Index.

In relationships with clients, Supervised Persons will use particular care in determining applicable fiduciary duty and will comply with such duty as to those persons and interests to whom the duty is owed. Supervised Persons will act for the benefit of the firm’s clients and place clients’ interests before their own personal interests.

EAM Investors LLC	Page II-9

Allocation of Investment Opportunities, Portfolio Recommendations

Supervised Persons will deal fairly and objectively with clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action; thereby not favoring one client over another. (See also Allocation of Investment Opportunities and IPOs and Other Limited Offerings under the Trading section below.)

Guidelines, Restrictions, and Suitability

Client accounts will be managed based on the client’s investment guidelines and restrictions as agreed upon by both EAM and the clients and in accordance with the investment style selected by the client.

Each client’s investment objectives and any restrictions will be documented in written investment guidelines and will be included in the client’s permanent file. Clients are instructed and periodically reminded to keep EAM informed of any changes in their investment objectives. In the event that a client informs EAM of a change such that the IAR recommends modifications to the investment guidelines for the client, the IAR will document those changes in the client file.

The CCO will be responsible for obtaining the client’s investment objectives, any restrictions, and written investment guidelines. (See also policies under New Client Policy under Maintaining Client Relationships below.) Additionally, in an effort to prevent violating the client’s investment objectives, the CCO will be responsible for entering the investment guideline parameters and any restrictions into Advent Moxy, the firm’s trade order management system. The portfolio manager for the account will be responsible for reviewing the accuracy of the entries prior to making investment recommendations for the account.

Additionally, the portfolio managers will monitor on a continuous basis the accounts subject to their management and at least quarterly review the client account reports prior to distribution. The CCO will also review on a monthly basis the account compositions to ensure adherence to client investment objective, restrictions and written investment guidelines. Finally, the portfolio managers will periodically meet with clients to review the client’s investment objectives, guidelines, and any restrictions.

Proxy Voting

Pursuant to Rule 206(4)-6 of the Advisers Act, a registered investment adviser who exercises voting authority with respect to client securities must adopt and implement written policies and procedures: (1) that are reasonably designed to ensure that the adviser votes client securities in the best interest of clients; and (2) which include how the adviser will address material conflicts that may arise between the adviser’s interests and those of the client. Additionally, pursuant to the rule advisers must disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures to the requesting client.

EAM as an adviser is a fiduciary that owes each of its client’s duties of care and loyalty with respect to the services undertaken on their client’s behalf. EAM’s policy is to vote proxies on securities held in clients’ accounts in the best interest of the clients. This policy may be found in Appendix D attached.

EAM Investors LLC	Page II-10

A summary of EAM’s proxy voting policy is disclosed to clients and prospective clients in Part II of Form ADV along with instructions on how they may obtain a complete copy of EAM’s current proxy voting policies & procedures or report on how their proxies were voted. Clients may obtain information on how their proxies were voted by contacting EAM. The CCO or his designee will be responsible for ensuring that client requests are responded to in a timely manner and are documented in the client file.

EAM will maintain records relating to its proxy voting activities as indicated in the section below on Books and Records.

Trading

EAM policy, as a fiduciary to its clients, is to always place the interest of its clients first and foremost; to have fair trading practices and to seek to disclose actual or potential conflicts of interest or resolve such conflicts.

Affiliated Broker-Dealer

CR Financial Holdings, Inc. owns a forty-nine percent (44%) passive interest in EAM. CR Financial Holdings, Inc. owns 100% of Roth Capital Partners, LLC (“Roth”), a registered broker-dealer and member of FINRA and the Security Investor Protection Corporation (SIPC). As such, Roth is considered a related person of EAM. EAM has adopted policies and procedures, as outlined in various sections below, to address the conflicts of interest arising out of affiliation.

Insider Trading

EAM has adopted the following policies and procedures to reasonably prevent the misuse of material nonpublic information. All Supervised Persons of EAM are required to adhere to the firm’s policy.

Summary

Pursuant to Section 204A the Advisers Act, registered investment advisers are required to maintain and enforce written policies reasonably designed to prevent the misuse of material nonpublic information by the adviser or any person associated with the adviser.

The securities laws prohibit improper disclosure or use of nonpublic information relative to publicly traded securities. Violations of the prohibitions against “insider trading” are punishable by severe sanctions, including criminal penalties. In general, the securities laws prohibit trading by a person while in the possession of material nonpublic information about a company or about the market for that company’s securities. The securities laws also prohibit a person who is in possession of material nonpublic information from communicating any such information to others.

EAM Investors LLC	Page II-11

Insider trading violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the Commission, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through the use of the nonpublic information, civil penalties of up to $1 million or three times such profits or losses, whichever is greater, exposure to additional liability in private actions, and incarceration.

Insider

The term “insider” includes both traditional insiders and temporary insiders. A traditional insider is generally any officer, director, partner, manager, or employee, of a company who obtains material nonpublic information about that company by virtue of his/her position or relationship with the company. A traditional insider trading on inside information breaches a duty of trust and confidence to the shareholders of his corporation. A temporary insider is any person who receives material nonpublic information about a company in the course of performing services for the company. Temporary insiders may include, but are not limited to accountants, lawyers, consultants, underwriters, or the immediate family members of traditional insiders. A temporary insider trading on inside information breaches a duty of loyalty and confidentiality to the person who shared the confidential information with him. An insider who becomes aware of and uses or discloses material nonpublic information about a company obtained as the result of his/her relationship with another company may be deemed to have misappropriated such information.

Material

The term “material information” is generally defined as information that a reasonable investor would consider important in making their investment decision with respect to a company’s securities or information that is reasonably certain to affect the market price of the company’s securities, regardless of whether the information is directly related to the company’s business. Material information may include, but is not limited to: dividend changes, earnings estimates, changes in previously release earnings estimates, significant new products or discoveries, significant mergers or tender offer proposals or agreements, developments regarding major litigation by or against the company, liquidity or solvency problems, extraordinary management developments, or similar major developments.

Nonpublic

Information is to be considered “nonpublic” until it has been effectively disseminated to the marketplace for a sufficient period of time to be reflected in the security’s price. Information remains non-public until it has been publicly disclosed, meaning that it has been broadly distributed to the public in a non-exclusionary manner, such as via a filing with the Commission, or by appearance in publications of general circulation.

Policy Statement

EAM’s policy prohibits any Supervised Person who is in possession of material nonpublic information about a company, or about the market for that company’s securities, to purchase or sell or cause another person to trade in those securities until the information becomes public and the market has had time to react to it. Any Supervised Person having doubts regarding the propriety of a proposed securities transaction should seek advice from the CCO, who has been designated by EAM to handle such matters.

EAM Investors LLC	Page II-12

Disclosure of Material Nonpublic Information

No Supervised Person of EAM may disclose material nonpublic information about a company or the market for that company’s securities to any person except to the extent necessary to carry out the legitimate business obligation of EAM or in circumstances in which the information is likely to be used for unlawful trading.

Procedures

1.	Every supervised person is required to obtain written approval from the CCO prior to engaging in any outside business activities.

2.	Every supervised person will disclose to the CCO any other activities they engage in that may reasonably cause them to have access to inside information.

3.	If necessary, the CCO will develop and maintain “restricted lists” and “watch lists” which identify the securities that may not be traded in client, employee and proprietary accounts without prior approval from the CCO.

4.	Every Supervised Person, before trading or making investment recommendations, for themselves or others, in the securities of a company about which the Supervised Person may have potential insider information, shall consider whether the information is material and nonpublic. If after consideration, the information is material and nonpublic, or the Supervised Person is unable to determine whether the information is material and nonpublic, the Supervised Person must do the following:

a.	report the matter immediately to the CCO;

b.	not purchase, sell or recommend securities on behalf of him/herself or others, including accounts managed by EAM;

c.	not communicate the information inside or outside EAM other than to the CCO or senior management.

After the CCO has reviewed the matter, the Supervised Person will be instructed as to the proper course of action to take.

5.	EAM will distribute to its Supervised Persons at time of hire, and at least annually thereafter, the firm’s insider trading policy, by providing these P&P. Every Supervised Person will be required to certify, by completing a compliance certification, that they have received, read, understood, and will comply with the firm’s policies.

6.	EAM will periodically review and update as necessary EAM’s insider trading policies to reflect regulatory, business, or industry changes.

7.	EAM’s CCO will review Access Person’s holdings and transaction reports (as defined below) for potential violations of the policy.

Questions about EAM’s Insider Trading Policy

While compliance with the law and with EAM’s policies and procedures described in this manual is each individual’s responsibility, interpretive questions may arise, such as whether certain information is material or nonpublic, or whether trading restrictions should be applicable in a given situation. Any questions should immediately be addressed to the CCO, who has been designated by EAM to respond to such questions.

EAM Investors LLC	Page II-13

Violations

Violations of EAM’s policies and procedures relative to prohibitions against insider trading will be regarded with the utmost seriousness and will constitute grounds for immediate dismissal.

Personal Trading

EAM’s policy permits Access Persons to maintain personal securities accounts provided that investing by Access Persons is consistent with EAM’s fiduciary duty to its clients and consistent with regulatory requirements.

Personal securities transactions must never adversely affect clients. EAM will monitor trading activity of its Access Persons to confirm that the interests of clients come first, and that the trading activity complies with applicable securities laws. All securities transactions and holdings in any account of an Access Person or their immediate family members living in the same household, which the Access Person has control of and/or is a beneficial owner of, are subject to review by EAM.

Definition of Access Person

An Access Person is defined as any Supervised Person:

1.	WKE KIs IcRM 3I QoQsXECiF iQIRIP 1311Q UIMQg aQy cCitQ3s’ sXrcKae or saCe oI securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

2.	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

For the purposes of this P&P, EAM considers all its officers and employees to be Access Persons.

Current Access Persons

See Appendix A for a list of current Access Persons.

Personal Securities Transactions Policy

Access Persons may have personal accounts that are managed by EAM in the same styles as EAM manages for clients. However, neither EAM nor any of EAM’s Access Persons may effect in any non-managed account for himself or herself, or for his or her immediate family (i.e., spouse, minor children, and adults living in the same household as the Access Person), or for any trust accounts for which the Access Person serves as a trustee or in which the Access Person has a beneficial interes3 (TRCCec3EECy “Covered Persons’I, IQy 31aQsEc3IEQs PQ a secXU3y ZKCEK B EHQ1 actively purchased or sold, or is being considered for purchase or sale, on behalf of any of ( $ 0 Is clients.

Access Persons are limited to trading within non-managed accounts: mutual funds, exchange traded funds (ETFs), fixed income securities, individual equities that have a market capitalization of $10 billion or greater at the time of purchase, direct obligations of the government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

EAM Investors LLC	Page II-14

Access Persons must also follow the requirements under pre-clearance of trades and black out and holding periods, if applicable, before placing a trade.

Prohibited Transactions

At no time may EAM or any Access Person purchase for their own account or for any account in which EAM or Access Persons has a beneficial interest securities where Roth is a manager, comanager, underwriter or any part of the syndicate that is offering the securities to the public (e.g. initial public offerings (IPOs) and secondary offerings).

Pre-Clearance of Trades

Access Persons are required to obtain written approval from the COO prior to effecting, for himself or herself, for his or her immediate family (i.e. spouse, minor children, and adults living in the same household as the Access Person), for trusts for which the Access Person serves as a trustee or in an account which the Access Person has a beneficial interest (collectively “Covered Persons”), any transactions in securities:

1.	which is on a “restricted” list, if maintained;

2.	which is a private placement; or

3.	which is a limited offering.

Access Persons desiring to trade a security requiring pre-clearance, should submit a Pre-Approval for Securities Transaction Form (See Appendix E) to the CCO for written approval.

Ban on Short-Term Trading Profits

Access Persons are expected to refrain from trading for short term profits. Day Trading (buying and selling in the same security on the same business day) of any Security is strictly prohibited.

If an Access Person owns stock that becomes a holding for a client account at some point in the future, the Access Person is subject to a 60 day holding period restriction effective the day the stock becomes a holding for a client account.

Exceptions to the Personal Trading Policies

The foregoing prohibited transactions, pre-clearance, ban on short-term trading profits policies and procedures are not applicable to transactions (a) effected in any account over which neither EAM nor any Access Person of EAM has any direct or indirect influence or control; (b) with respect to securities effected pursuant to an automatic investment plan; (c) in securities that are: direct obligations of the government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares issued by non-affiliated registered open-end investment companies (not including exchange trade funds (ETFs)), or shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds.

EAM Investors LLC	Page II-15

Under certain limited circumstances, exceptions may be made by the CCO to the policies stated above. The CCO will maintain records of these trades, including the reasons for any exceptions.

Personal Accounts

To assist in the monitoring of employee trading, EAM requests Access Persons who maintain personal accounts and accounts for which the Access Person has a beneficial interest, to ensure duplicate statements of such accounts are forwarded directly from the brokerage firm to the CCO on a monthly or quarterly basis. The CCO will periodically review the trading activity and for potential conflicts of interest or violation of the Code of Ethics holdings afforded by these downloads.

Personal Security Holdings and Transaction Records

Personal Holdings Reports

Access Persons must, within ten (10) days of becoming an Access Person and at least annually thereafter, report to the CCO their personal securities holdings on the firm’s Holdings Report (See Appendix F). Each Holdings Report must contain, at a minimum, the following information:

1.	The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and

2.	The date the Access Person submits the report.

In addition, the Access Person will ensure that the CCO either has access to direct downloads of positions of all brokerage accounts or receives duplicate brokerage statements including a complete reporting of transaction activity, on at least a quarterly basis; from each broker-dealer that maintains an account for which the Access Person has a beneficial interest. The required information must be current as of a date not more than 45 days prior to the employee becoming an Access Person (for initial reports) or the date the report is submitted (for annual reports).The CCO or his designee will conduct a periodic review of the holdings reports and brokerage statements for potential conflicts of interest or violation of the Code of Ethics.

Personal Security Transaction Reports

Access Persons must report all personal securities transactions on a quarterly basis. It is the responsibility of the Access Persons to provide a signed Securities Transaction Report (See Appendix G) to the CCO no later than 30 days after the end of each calendar quarter.

In addition, the Access Person will ensure that the CCO either has access to direct downloads of positions of all brokerage accounts or receives duplicate brokerage statements including a complete reporting of transaction activity, on at least a quarterly basis; from each broker-dealer that maintains an account for which the Access Person has a beneficial interest

EAM Investors LLC	Page II-16

The CCO or his designee will review the personal transaction activity for violations of insider trading, front-running, pre-clearance of trades as described above and other potentially abusive practices.

Allocation of Investment Opportunities and Limited Offerings

EAM will deal fairly and objectively with clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action; thereby not favoring one client over another. EAM will take particular care if ever allocating any private placements investments, such as: pre-IPOs, Direct Public Offerings, Limited Liability Partnerships, etc.

The portfolio manager(s) shall allocate investment opportunities among all accounts the portfolio manager(s) manages for which the security is suitable at the time of investment. If a security is sufficient in size to be allocated to all suitable accounts, then the portfolio manager shall, whenever possible, allocate the security to all suitable accounts on a pro-rata basis. When a pro-rata allocation is not feasible or not in the best interests of all clients, the portfolio manager(s) shall allocate to accounts alphabetically on a rotational basis. Once an account has received such an allocation, it may not receive another such allocation until all of EAM’s other clients’ accounts have received such an allocation. EAM reserves the right to make exceptions to this policy if it believes it is in the best interest of clients to do so. All exceptions must be in writing and copy given to the CCO.

Allocation of IPOs

EAM may, from time to time, when consistent with a client’s investment objectives and restrictions, purchase a security in an initial or secondary public offering (“IPO”) for certain client accounts. When this occurs it is EAM’s intention to allocate IPO shares among participating accounts in an equitable manner as not to give one client preference over another. Therefore, EAM will generally allocate IPO shares based on market capitalization of the IPO security in accordance with the objectives of each investment style offered by EAM. If EAM does not receive a full allocation, then the shares will be allocated to accounts on a pro-rata basis. However, if a pro-rata allocation would result in a de minimis number of shares being allocated to any one account, EAM will allocate to accounts alphabetically on a rotational basis. Currently, EAM defines de minimis as ten (10) shares. Once an account has received an IPO allocation, it may not receive another IPO allocation until all of EAM’s other clients’ accounts have received an IPO allocation. EAM reserves the right to make exceptions to this policy if it believes it is in the best interest of clients to do so. All exceptions must be in writing and a copy given to the CCO.

Aggregation of Orders, Trade Order Allocation

EAM’s policy permits the aggregation of orders for clients in the same securities for the purpose of obtaining best execution, negotiating more favorable commission rates, or allocating equitably among EAM’s clients differences in prices and commission or other transaction costs that might not have been obtained had such orders been placed independently.

EAM Investors LLC	Page II-17

Aggregation and Allocation

EAM may aggregate trades for itself or for its Supervised Persons with client trades, providing that the following conditions are met:

1.	EAM’s policies for the aggregation of transactions shall be fully disclosed in Form ADV and separately to EAM’s existing clients (if any) and the broker-dealer(s) through which such transactions will be placed;

2.	EAM will not aggregate transactions unless it believes that aggregation is consistent with its duty to seek best execution (which includes the duty to seek best price) for its clients and is consistent with the terms of EAM’s investment advisory agreement with each client for which trades are being aggregated;

3.	No advisory client will be favored over any other client; each client that participates in an aggregated order will participate at the average share price for all transactions of EAM in that security on a given business day, with all transaction costs shared on a pro rata basis;

4.	EAM will prepare, before entering an aggregated order, a written statement (the “Allocation Statement”) specifying the participating client accounts and how it intends to allocate the order among the various accounts;

5.	If the aggregated order is filled in its entirety, it will be allocated among clients in accordance with the Allocation Statement; if the order is partially filled, it will be allocated pro-rata base on the Allocation Statement.

6.	Notwithstanding the foregoing, the order may be allocated on a basis different from that specified in the Allocation Statement if all client accounts receive fair and equitable treatment and the reasons for different allocation is explained in writing and is approved by the CCO no later than one hour after the opening of the markets on the trading day following the day the order was executed;

7.	If an aggregated order is partially filled and allocated on a basis different from that specified in the Allocation Statement, no account that is benefited by such different allocation may effect any purchase or sale, for a reasonable period following the execution of the aggregated order, that would result in it receiving or selling more shares than the amount of shares it would have received or sold had the aggregated order been completely filled;

8.	EAM’s books and records will separately reflect, for each client account, the orders of which are aggregated, the securities held by, and bought and sold for that account;

9.	Funds and securities of clients whose orders are aggregated will be deposited with one or more banks or broker-dealers, and neither the clients’ cash nor their securities will be held collectively any longer than is necessary to settle the purchase or sale in question on a delivery versus payment basis; cash or securities held collectively for clients will be delivered out to the custodian bank or broker-dealer as soon as practicable following the settlement;

10.	EAM will receive no additional compensation or remuneration of any kind as a result of the proposed aggregation; and

EAM Investors LLC	Page II-18

11.	Individual investment advice and treatment will be accorded to each advisory client’s account.

Principal Trading

EAM recognizes the potential for significant conflicts of interest when acting as a principal in client transactions. It is the policy of EAM not to engage in principal trading.

Cross Transactions

EAM recognizes the potential for significant conflicts of interest when acting as an agent in client transactions. It is EAM’s policy not to engage in agency cross trades.

However, if EAM feels it is in the best interest of certain clients, EAM may effect an internal cross transaction of securities between clients. EAM acknowledges its duty to seek best execution for its clients and acknowledges that the use of internal cross transactions may raise potential conflicts of interest under the antifraud provisions of the Investment Advisers Act of 1940, Section 206(3) and Section 206 (4). Therefore, internal cross transactions will only be considered when the need to liquidate securities results in an availability of securities that are appropriate for another account. EAM prohibits the need to purchase securities as the sole reason for identifying sale candidates nor does it allow the need to sell an issue as the sole reason for purchase of such by another client. If EAM does effect an internal cross transaction, EAM will not act either as principal or agent through a broker-dealer or otherwise receive commissions or any type of compensation for effecting internal cross transactions. EAM’s sole intent for doing an internal cross transaction will be to act in the best interest of each client in accordance with their respective investment objectives. Internal cross transactions will only be used when it is of conspicuous advantage to both accounts in the absence of appropriate and comparable alternatives. Prior to execution, EAM will request two-sided markets from at least two bona fide registered broker-dealers and will use the average of those prices obtained as the execution price. EAM requires written approval from the CCO prior to execution. The CCO will document each cross transaction including, but not limited to, the client accounts participation in the cross, the nature of the cross transaction, the pricing methodology used, and the rationale on which the transaction is based.

Mutual Fund Market Timing and Late Order Controls

EAM’s policy prohibits mutual fund market timing and the placing of trades after market close for same day NAV, or price. EAM will not engage in the market timing of mutual funds for itself or its clients. A portfolio manager may, for practical purposes, place trades after market close, but only for the next day’s NAV, or price.

Trade Process

EAM’s portfolio managers are responsible for the creation of trade tickets by loading the trade order into the OMS, and the traders are responsible for executing trades. The portfolio manager will exercise diligence in creating the trade order and will the review trade order for the following: (1) correct symbol, number of shares, and account(s); and (2) that the recommended trades do not violate client restrictions.

EAM Investors LLC	Page II-19

The traders will be responsible for executing the trader orders and will exercise diligence in ensuring the proper symbol, direction and number of shares is executed. The OMS will automatically create the delivery instructions to be uploaded into the Omgeo system. Additionally, portfolio managers will review trade fills as they are loaded into the OMS by the trader.

Trade Errors

All trade errors will be brought to the attention of the CCO immediately upon discovery. In addition, the CCO will review a listing of all trades made during the week to look for any trade errors not reported. In the event of a trade error, errors will be corrected promptly and researched to determine the cause. Further, CCO, the Trader and related Portfolio Managers will attempt to identify ways to mitigate such errors from happening again. Ideally, when possible, trade errors will be moved to the broker-dealer’s trade error account, depending upon whether the broker-dealer was responsible for the error. In cases where EAM is responsible for the error, all gains or losses will accrue to the client’s account. In the case where the error results in a greater than 5 basis point loss to the client account, the client will be notified of the error in reasonably prompt manner. All other losses or gain will be considered de minimis. Regardless of whether a trade error is considered de minimis or not, the CCO and the related Portfolio Managers will work to identify ways to mitigate such errors from happening again.

In cases where the broker-dealer is responsible for the error, EAM will follow the procedures of the broker-dealer with respect to any gains or losses in the trade error account. The trade error and resolution will be documented on the Trade Error Report

(see Appendix H), and the CCO will file the report in the firm’s designated trade error file and a copy in the respective client file.

Trade Error Definition

For purposes of this Policy, each of the following is considered a trading error:

1.	Purchase or sale of a wrong or an unintended number of securities;

2.	Purchase or sale of a wrong or an unintended security;

3.	Purchase or sale of securities for the wrong or an unintended account;

4.	Allocation of a wrong or an unintended number of securities that have settled;

5.	Allocation of securities to the wrong or an unintended account that have settled;

6.	Purchase or sale of securities that are not legally authorized for an account;

7.	Purchase or sale of securities that are not authorized by either the investment advisory agreement or a client’s investment restrictions or guidelines that have been made know to EAM;

8.	Purchase or sale of securities not authorized by the account’s investment objectives; or

9.	Failure to follow specific client directives to purchase, sell, hold or wait to purchase securities.

This list is not intended to be exhaustive, and other circumstances could also be considered trading errors. Any questions in this regard must be discussed with the CCO.

Prohibited Error Correction Practices

There are certain actions that may never be used to correct a trading error in a client account. The following is a list of actions that are prohibited by this Policy:

EAM Investors LLC	Page II-20

1.	Correction of errors by instituting trades between client accounts;

2.	Using soft dollars to rectify trading errors, which includes allowing a broker to pay or reimburse EAM for losses due to any trading error caused by EAM; and

3.	Failure to act promptly to cure a trading error, even if the amount of the error appears to be insignificant.

Best Execution and Broker Selection

EAM has a fiduciary obligation to seek best execution for client security transactions. Best execution is not determined by the lowest possible commission costs, but by the best overall qualitative execution. Best execution means executing securities transactions for clients in such a manner that the client’s total purchase costs or sale proceeds in each transaction are most favorable under the circumstances.

EAM’s primary objective in selecting a broker-dealer for any transaction or series of transactions is obtaining the best combination of execution price, efficiency of execution and optimal custodial service. EAM may consider, among other factors, the net price, reputation, financial strength and stability, efficiency of execution and error resolution, block trading capabilities, willingness to execute related or unrelated difficult transactions in the future, order of call, availability of research, availability of investment offerings and ideas, and other matters involved in the receipt of brokerage services generally.

EAM has a Best Execution Committee (the “Committee”) that gathers and reviews periodically, but not less than quarterly, information and reports about the execution quality provided by the broker-dealers used by EAM. This review will be documented and reported to the Committee during each quarterly meeting.

The Committee will maintain records regarding the periodic reviews and documentation of EAM’s broker-dealer selection process, including the information received and evaluated and conclusions reached and decisions made. The CCO will be responsible for ensuring that a Form BD and the Focus Filing of every new broker is obtained and reviewed. Upon completion of the CCO’s review, brokers may receive temporary approval from the CCO. All such reviewed and approved brokers will be subject to a final approval by the Committee at the next quarterly meeting to determine if EAM should continue the business relationship with the broker.

In addition, all brokers will be reviewed on annual basis to determine if EAM will continue the relationship. The annual review will include at a minimum a review of the most recently available Form BD and Focus Filing, as well as comments and observations noted by the Committee during the quarterly meetings. This annual review and approval process will be documented by the CCO.

Directed Brokerage

In circumstances were EAM is required to execute transactions through a specific broker (aka “Directed Brokerage”), EAM has specific disclosure in its Part II of Form ADV and investment advisory agreements, which state that: (1) EAM will not negotiate specific brokerage commission rates with the broker on client’s behalf, or seek better execution services or prices from other broker/dealers and, as a result, the client may pay higher commissions and/or receive less favorable net prices on transactions for their account than might otherwise be the case, (2) transactions for each account generally will be effected independently unless EAM decides to

EAM Investors LLC	Page II-21

purchase or sell the same security for several clients at approximately the same time, in which case EAM may “aggregate” a client’s transaction with that of other clients for execution by the same broker. However, if trades are not able to be aggregated, EAM may have to enter trade orders for the client’s account after orders for other clients, with the result that market movements may work against the client, and (3) conflicts may arise between the client’s interest in receiving best execution with respect to transactions effected for the account and EAM’s interest in receiving future client referrals from the broker.

All directed brokerage arrangements must be provided to EAM in writing by the client. A client must also notify EAM in writing if the client decides to terminate the directed brokerage arrangement.

Soft Dollars

Subject to the policy of seeking best execution for transactions, and also subject to the criteria of Section 28(e) of the Securities and Exchange Act of 1934 (“Section 28(e)”), EAM may, in circumstances where EAM has brokerage discretion and in which execution is comparable, place trades with a broker that is providing brokerage and research services to EAM (known as a “Research Broker”). In addition EAM may place trades with a broker and require a designated portion of that commission be given up to a Research Broker. Brokerage and research services provided by these Research Brokers may include, among other things, effecting securities transactions and performing services incidental thereto (such as clearance, settlement and custody) and providing information regarding the economy, industries, sectors of securities, individual companies, statistical information, taxation, political developments, legal developments, technical market action, pricing and appraisal services, credit analysis; risk measurement analysis and performance analysis.

When selecting a Research Broker, EAM will make a good faith determination that the amount of the commission charged is reasonable in relation to the value of the brokerage and research services received, viewed in terms of either the specific transactions or EAM’s overall responsibility to the accounts for which it exercises investment discretion. Subject to Section 28(e), EAM may pay a Research Broker a brokerage commission in excess of that which another broker might have charged for effecting the same transaction, in recognition of the value of the brokerage and/or research services provided by the Research Broker.

Research services provided by Research Brokers may be used by EAM in servicing any or all of its clients, and may be used in connection with clients other than those making the payment of commissions to a Research Broker, as permitted by Section 28(e).

EAM’s Part II of Form ADV contains detailed disclosure regarding soft dollar practices and the conflicts associated with such practices.

The Committee will continuously monitor EAM’s soft dollar practices and any third party arrangements to ensure consistency with policies and disclosures and promptly amend the P&P or Part II of Form ADV in the event of any changes. In addition, the Committee will keep detailed records of all EAM’s soft dollar arrangements and all executed “soft dollar” transactions.

Although the safe harbor provided by Section 28(e) is somewhat more expansive, EAM will restrict soft-dollar payments to Research Brokers to soley for proprietary research. The Committee will review all such proposed soft-dollar arrangements and payments at the quarterly Committee meetings. This review and discussion will be documented in the Committee meeting minutes

EAM Investors LLC	Page II-22

Maintaining Client Relationships

Client Complaints

EAM’s policy, as a fiduciary to its clients, requires a prompt, complete, and fair investigation of a client complaint. Client complaints will be resolved in a prompt and fair manner and be properly documented.

In the event that any Supervised Person receives a written complaint from a client (regardless of the form of the complaint – email, letter, fax), that Supervised Person will immediately forward a copy of the complaint to the CCO. The Supervised Person will be responsible for drafting the response to the compliant and sending it to the CCO for review prior to sending it to the client.

Responses to written complaints from clients will be in writing and resolutions of a written client complaint will be in writing. Documentation of a written client complaint, including but not limited to the original written complaint and written responses and documentation of the resolution of the complaint will be filed in the firm’s client complaint file, maintained by the CCO. Additionally, a copy of these records may also be maintained in the client file.

Advisory Contracts

EAM’s policy is to enter into a written investment advisory agreement with each client. EAM’s agreements will include important disclosures and terms of the client relationship, meet all appropriate regulatory requirements, contain a non-assignment clause, and not contain “hedge clauses.”

The CCO will ensure that provisions of the agreements remain in compliance with the federal and state securities laws. The CCO or his designee will review the agreement annually and with any new regulation, rule, or policy affecting EAM. In the event changes are mandated, the CCO will promptly amend the agreements.

EAM may enter into “most favored nation” arrangements with certain clients. Not all clients will be offered this arrangement and EAM has sole discretion over which clients it will offer this arrangement to. Supervised Persons must obtain approval from the CCO and COO prior to negotiating fees with a client and/or entering into a “most favored nation” arrangement with a client.

New Client Policy

EAM’s policy is to collect all necessary and required information from clients, deliver all required disclosures to new clients, and have an orderly process for establishing new client and account relationships.

For every new client, the CCO will do the following:

1.	Assist the client with the preparation of written investment guidelines;

EAM Investors LLC	Page II-23

2.	Deliver the firm’s privacy policy (not required for institutional clients) and Part II of Form ADV and obtain the client’s written acknowledgement of receipt of these documents as evidenced by their signature on the Investment Advisory Agreement;

3.	Obtain the executed Investment Advisory Agreement;

4.	Obtain completed custodial account forms;

5.	Obtain, as necessary, documents required under the firm’s Anti-Money Laundering program (see below);

6.	For ERISA accounts, EAM will request, at minimum, a copy of the investment powers section of the trust or plan document and obtain a copy of any written investment guidelines; and

7.	For trust accounts, EAM will request a copy of appropriate sections of the trust document, including the identification of trustees, successor trustees, beneficiaries, investment powers, signatures and any amendments.

The CCO is responsible for setting up the account, establishing of the client file, and initiating the new client checklist. The new client checklist will help to ensure that requirements of these P&P are met with respect to new clients and accounts.

Privacy Policy

EAM’s policy is to comply with applicable state and federal regulations with respect to the protection of the nonpublic personal information of its clients.

In the course of regular business activity, clients provide personal information about themselves. EAM respects and protects each client’s right to privacy. Supervised Persons must safeguard the privacy of client information. No Supervised Person may disclose nonpublic personal information about clients to any third party, including affiliates, except as required or permitted by law and to carry out the services provided to those clients. Any violation of this policy will be reported to the CCO immediately. In addition, Supervised Persons must make every effort to help ensure that reasonable steps are taken to protect against unauthorized access to or use of client information after its disposal.

In accordance with State and Federal laws, EAM has adopted a written privacy notice and policies and procedures to ensure the protection of nonpublic client information. EAM privacy notice is also outlined in the firm’s Part II of Form ADV.

Supervised Persons will adhere to the following procedures to safeguard the privacy of such information:

1.	No client information will be given out to any non-affiliated third parties without the express written consent of the client, except to vendors utilized to provide EAM’s services to its clients.

2.	Agreements with vendors providing EAM’s services to clients must contain clauses that limit the vendor’s use of client nonpublic information for providing contracted services to client.

3.	Client information that is maintained on computer software programs used by EAM will be protected either with passwords to unlock access to the machines or the particular programs. Access will only be provided to those persons with a “need to know.” All computers are password protected and users are automatically logged out after a few minutes of inactivity.

EAM Investors LLC	Page II-24

4.	Printed client information for individual clients (copies of account applications, management contracts, etc.) will be filed in appropriately designated folders, which are kept in a secured filing area that will remained locked when not in use.

5.	The doors to the EAM offices will be kept locked when the office is not in use.

6.	Discarded paperwork containing client nonpublic information will be shredded.

7.	Supervised Persons must adopt a clean desk policy for any files they are working on. Supervised Persons must ensure that client files are either returned to the secured filing area or stored in a desk drawer or cabinet overnight.

8.	Client information maintained electronically will be completely erased prior to selling, transferring and/or disposing of the computer or electronic media containing such information.

EAM will deliver its written privacy notice to each new client, with the exception of institutional clients (e.g. pension plans), no later than at the time of the client signs EAM’s Investment Advisory Agreement. Furthermore, the CCO or his designee will be responsible for sending to each client at least annually, a copy of the firm’s privacy notice (excluding institutional clients). The CCO or his designee will maintain proof of mailing in a designated file as part of the firm’s books and records. The CCO and Chief Executive Officer will review the firm’s privacy notice, policies and procedures at least annually to ensure that the notice remains current and accurate. If changes are made to the privacy notice, the CCO or his designee will be responsible for promptly sending a copy of the new notice to each client. The CCO or his designee will maintain proof of mailing in a designated file as part of the firm’s books and records.

Custody

EAM’s policy requires that all client funds or securities are safeguarded and that clients receive independent statements of their assets, at least quarterly, from third party qualified custodians. EAM may be deemed to have custody of client assets of separate accounts if they have the ability to automatically deduct their advisory fees from client’s accounts. If EAM is deemed to have custody, EAM will follow the requirements under the Commission’s Custody Rule 206(4)-2, as amended.

Definition of Custody

An adviser has custody:

1.	When it has any possession or control of client funds or securities;

2.	If it has the authority to withdraw funds or securities from a client’s account; or

3.	If it acts in any capacity that gives it legal ownership of the client’s assets or access to those assets.

Inadvertent receipt by EAM of client assets (cash or securities), as long as they are returned to the sender within three business days of receipt or, in the case of checks made payable to the custodian, forwarded directly to the account’s custodian, does not constitute “having custody.”

EAM Investors LLC	Page II-25

Definition of Qualified Custodians

A qualified custodian must be one of the following:

1.	A bank as defined in Section 202(a)(2) of the Advisers Act or a savings association as defined in Section 3(b)(1) of the Federal Deposit Insurance Act that has deposits insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act;

2.	A broker-dealer registered under Section 15(b)(1) of the Securities Exchange Act of 1934, holding the client assets in customer accounts;

3.	A futures commission merchant registered under Section 4f(a) of the Commodity Exchange Act, holding the client assets in customer accounts, but only with respect to clients’ funds and security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; or

4.	A foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the advisory clients’ assets in customer accounts segregated from its proprietary assets.

Inadvertent Receipt

EAM will not be deemed to have custody of client funds and securities that it receives inadvertently, provided certain facts and policies are met. In the event that any Supervised Person of EAM inadvertently receives certain funds or securities from third-parties that were meant for the client, EAM will first determine that it meets the following provisions:

1.	EAM has no control over the third-party;

2.	EAM has not directly or indirectly caused the third-party to deliver client assets to them; and

3.	EAM has, in good faith, used its reasonable best efforts to cause the third-party to deliver client assets to the client(s) or a qualified custodian, as defined under the Custody Rule, at which EAM maintains the client’s assets and despite such efforts, the third-party continues to deliver client assets to EAM without regard to EAM’s instructions to address and send such client assets to the relevant client or a qualified custodian.

If the above provisions are met, EAM will observe the following procedures:

1.	EAM will promptly identify any client assets inadvertently received;

2.	EAM will promptly identify the client (or former client) to whom such client assets are attributable;

3.	EAM will promptly forward the client assets to the client (or former client) or a qualified custodian, but in no event later than five business days following EAM’s receipt of such assets;

4.	EAM will promptly return to the appropriate third-party any inadvertently received client assets that are not forwarded to the client (or former client) or a qualified custodian, but in no event later than five business days following receipt of such assets;

EAM Investors LLC	Page II-26

5.	EAM will maintain and preserve appropriate records of all client assets inadvertently received, including a written explanation of whether (and, if so, when) the client assets were forwarded to the client (or former client) or a qualified custodian, or returned to third-parties;

6.	EAM will not impose any additional charges to any party for the forwarding of these items; and

7.	EAM will send (and maintain a copy for its records) a letter to any third-party that sends it funds or securities stating that any future mailings should be sent directly to the client.

In the event that EAM inadvertently receives certain funds or securities from a client, EAM will observe the following policies and procedures:

1.	Notify the CCO immediately;

2.	In the event EAM inadvertently receives client funds or securities from the client, the items will be returned to the client as soon as possible, but no later than three (3) business days after receipt.

Client Account Policy

While EAM may assist client, client custodial accounts are required to be opened by the client, in the name of the client, with a qualified custodian of client’s choosing and acceptable to EAM. In some cases, EAM may recommend a qualified custodian to a client. Each client, or their designated legal representative, must receive statements directly from the qualified custodian, at least quarterly, which must: 1) include the name and address of the custodian, 2) include the name and account number under which the assets are held, 3) include the amount of funds and each security in the account at the end of each period, and 4) reflect all transactions in the account during the covered period and all paid advisory fees. To ensure that the qualified custodian sends account statements containing required information directly to EAM’s clients or their independent representatives at least quarterly, EAM will receive duplicate copies of the statements from the custodian either on paper, on CD, or electronically.

Client Reporting

EAM’s policy is that all portfolio reports provided to clients must reflect accurately the value of the assets managed and that advisory fees will be based on accurate values.

General

EAM uses the services of a back-office service provider to:

1.	download daily securities prices from pricing services and value client securities;

2.	download daily client transactions and holdings from custodians;

3.	reconcile accounts daily.

It is EAM’s policy to periodically review the policies and procedures of the service provider to satisfy itself of the service provider’s discharge of its services.

EAM Investors LLC	Page II-27

Pricing/Valuation

EAMs policy is to ensure that appropriate valuation methods are used to price securities in the portfolios of clients. EAM generally purchases securities with readily available market prices for its clients and the service provider with typically use market quotations to value client account securities if market quotations are readily available. Otherwise, securities and assets in a client’s account are valued at “fair value,” which is determined in good faith by EAM.

All securities are reviewed by the Pricing Committee at the end of the month for quality of price. In the event a security is not priced by the service provider or the Pricing Committee believes that the service price does not adequately represent investment value, EAM may obtain a price from the financial institution maintaining the client’s account, which is acceptable as an alternative to the service price.

In the event the Pricing Committee believes the financial institution price does not adequately represent investment value, the Pricing Committee will price the security using the best information available to it at that time. The Pricing Committee will document the reasoning and sourcing of information used to determine the price of any overrides or securities priced at “fair value.”

Fees

EAM’s policy is to disclose the firm’s maximum fee schedule to clients and prospective clients in Part II of Form ADV and to record the client’s specific fee, including any agreed-upon fee concessions, in the Investment Advisory Agreement.

EAM’s management fees are based on a percentage of assets under management and may include a performance-based incentive fee. The maximum annual fee charged is different for each of the three investment styles offered. EAM reserves the right to negotiate fees with clients, and may charge lower fees than the maximum fee described in Part II of Form ADV. EAM may also enter into “most favored nation” arrangements with certain clients. Not all clients will be offered this arrangement and EAM has sole discretion over which clients it will offer this arrangement to. Supervised Persons must obtain approval from the CCO and CEO prior to negotiating fees with a client and/or entering into a “most favored nation” arrangement with a client.

Billing

The COO or his designee will adhere to the following procedures:

1.	Ensure the that pricing committee has reviewed all month-end security prices;

2.	Ensure that the service provider has priced and reconciled all client accounts;

3.	Review fee calculations preformed by service provider to ensure accuracy prior to an invoice being sent to a client or the client’s account being debited, or;

4.	Review fee calculations performed by the client to ensure accuracy;

5.	Promptly resolve any discrepancies; and

6.	Maintain all necessary records documenting the fees billed to clients.

EAM Investors LLC	Page II-28

Reports to Clients

In addition to the EAM’s pricing, fee, and billing procedures, every portfolio manager will be responsible for reviewing his client’s quarterly reports prior to those reports being sent to the client.

Books and Records

EAM’s policy is to maintain, in an appropriate and well-organized manner, the books and records required under the Advisers Act and any applicable state or federal regulations as appropriate for the firm’s business. It is also the firm’s policy to retain, at an appropriate office of the adviser or service provider, for two years, and at least an additional three years in a readily accessible place, the appropriate and required records under the Advisers Act.

EAM maintains some records in paper format and other records in electronic format on digital media. For records stored electronically, the records will be arranged and indexed in a way that permits easy location, access, and retrieval of a particular record. The CCO or his designee will arrange to store separately from the original record a duplicate electronic copy of the record. Access to the records are limited to authorized persons of EAM, and EAM has taken steps to maintain and preserve the records so as to reasonably safeguard them from loss, alteration, or destruction, as previously discussed under the section titled Privacy Policy.

EAM will be able to provide a legible true and complete copy of the record (including reproduction of a non-electronic original record) in the medium and format in which it is stored; a legible true and complete printout of the record; and means to access, view and print the records.

Following is a table of the books and records EAM is required to keep under Rule 204-2 of the Advisers Act and the designated person responsible for the maintenance of those records.

Record to be kept according to Rule 204-2	Responsible Person and Method of Storage
(1) A journal or journals, including cash receipts and disbursements, records, and any other records of original entry forming the basis of entries in any ledger.	The COO will maintain these records in a standard accounting package.

(2) General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts.

(3) A memorandum of each order given by the investment adviser for the purchase or sale of any security, of any instruction received by the investment adviser concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda will show the terms and conditions of the order, instruction, modification or cancellation; will identify the person connected with the investment adviser who recommended the transaction to the client and the person who placed such order; and will show the account for which entered, the date of entry, and the bank, broker or dealer by or through whom executed where appropriate. Orders entered pursuant to the exercise of discretionary power will be so designated.	The OMS creates and saves electronically trade tickets that will include the required information. Trade tickets will typically be generated and stored electronically in accordance with electronic record keeping requirements outlined above.

EAM Investors LLC	Page II-29

(4) All check books, bank statements, cancelled checks and cash reconciliations of the investment adviser.	COO will maintain well-organized files of these records.

(5) All bills or statements (or copies thereof), paid or unpaid, relating to the business of the investment adviser as such.

(6) All trial balances, financial statements, and internal audit working papers relating to the business of such investment adviser.	The COO will maintain these records in a standard accounting package.

(7) Originals of all written communications received and copies of all written communications sent by such investment adviser relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, (ii) any receipt, disbursement or delivery of funds or securities, or (iii) the placing or execution of any order to purchase or sell any security: Provided, however, (a) That the investment adviser will not be required to keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for the investment adviser, and (b) that if the investment adviser sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than 10 persons, the investment adviser will not be required to keep a record of the names and addresses of the persons to whom it was sent; except that if such notice, circular or advertisement is distributed to persons named on any list, the investment adviser will retain with the copy of such notice, circular or advertisement a memorandum describing the list and the source thereof.

Supervised Persons will file written communications sent and received in the appropriate client file, designated communications file and/or research file, and e-mails will be retained according to the e-mail policy described below.

(b) The CCO will keep a master file of these records.

(8) A list or other record of all accounts in which the investment adviser is vested with any discretionary power with respect to the funds, securities or transactions of any client.	The CCO will maintain this information in appropriately designated files.

(9) All powers of attorney and other evidences of the granting of any discretionary authority by any client to the investment adviser, or copies thereof.	The COO will maintain investment advisory agreements in each client file.

(10) All written agreements (or copies thereof) entered into by the investment adviser with any client or otherwise relating to the business of such investment adviser as such.	The COO will maintain written agreements, other than investment advisory agreements, in appropriately designated files.

(11) A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with such investment adviser), and if such notice, circular, advertisement, newspaper article, investment letter, bulletin or	The CCO will maintain copies of all final advertisements/marketing materials in appropriately designated files. Although it is highly unlikely the firm will be

EAM Investors LLC	Page II-30

other communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of the investment adviser indicating the reasons therefore.

Books and records required under this section will be maintained and preserved in an easily accessible place for a period of not less than five years, the first two years in an appropriate office of the investment adviser, from the end of the fiscal year during which the investment adviser last published or otherwise disseminated, directly or indirectly, the notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication.

making specific buy or sell recommendation, we will maintain research files on each stock and/or investment product recommended or held in client accounts.

(12)(i) A copy of the investment adviser’s code of ethics adopted and implemented that is in effect, or at any time within the past five years was in effect;

(ii) A record of any violation of the code of ethics, and of any action taken as a result of the violation; and

(iii) A record of all written acknowledgments as required for each person who is currently, or within the past five years was, a supervised person of the investment adviser.

(i) The CCO will keep the code of ethics and each amendment in an appropriately designated file. (ii) & (iii) The CCO will keep these records in an appropriately designated file.

(13)(i) A record of each report made by an access person as required by the Adviser Act Codes of Ethics Rule or account statements retained in lieu of such reports;

(ii) A record of the names of persons who are currently, or within the past five years were, access persons of the investment adviser; and

(iii) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons, for at least five years after the end of the fiscal year in which the approval is granted.

The CCO will keep these records in an appropriately designated file.

(14) A copy of each written statement and each amendment or revision thereof, given or sent to any client or prospective client of such investment adviser in accordance with the provisions of Rule 204–3 under the Act, and a record of the dates that each written statement, and each amendment or revision thereof, was given, or offered to be given, to any client or prospective client who subsequently becomes a client.

The CCO will maintain records of the dates that Part II of Form ADV was initially delivered to each client or prospective client and a record of the annual offer or delivery.

The CCO will also retain/document any request by a client and any response for a brochure, in an appropriately designated file. The CCO or his designee will also keep a dated copy of each version of Part II of Form ADV in an appropriately designated file.

(15) All written solicitation acknowledgments of receipt obtained from clients and copies of the disclosure documents delivered to clients by solicitors.	For all clients in which Ark is involved, we disclosures signed by the client will be attached to and filed with the client agreement in the client file.

EAM Investors LLC	Page II-31

(16) All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with such investment adviser); provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts will be deemed to satisfy the requirements of this paragraph.

Books and records required to be made under this section will be maintained and preserved in an easily accessible place for a period of not less than five years, the first two years in an appropriate office of the investment adviser, from the end of the fiscal year during which the investment adviser last published or otherwise disseminated, directly or indirectly, the notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication.

The COO will store the account statements for the required time period. Furthermore, the COO in conjunction with SEI Global Securities Inc. will store the electronic records of the transactions in client’s accounts in the firm’s portfolio accounting system (Geneva), which is feeds the system that calculates account performance (FirstRate). All of this information readily available and stored in the OnBase system.

(17)(i) A copy of the investment adviser’s compliance policies and procedures that are in effect, or at any time within the past five years were in effect, and

(ii) Any records documenting the investment adviser’s annual review of those policies and procedures.

The CCO will keep a dated copy of each version of the firm’s compliance policy and procedure manual and documentation of the firm’s annual review.

(18) If an investment adviser has custody or possession of securities or funds of any client, the records required to be made and kept will include:

(1) A journal or other record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.

(2) A separate ledger account for each such client showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale, and all debits and credits.

(3) Copies of confirmations of all transactions effected by or for the account of any such client.

(4) A record for each security in which any such client has a position, which record will show the name of each such client having any interest in such security, the amount or interest of each such client, and the location of each such security.

The Firm does not expect to have custody of client assets. However, the COO in conjunction with SEI, (“SEI”) will maintain these records are readily accessible through the OnBase system.

EAM Investors LLC	Page II-32

(19) Every investment adviser who renders any investment supervisory or management service to any client will, with respect to the portfolio being supervised or managed and to the extent that the information is reasonably available to or obtainable by the investment adviser, make and keep true, accurate and current:

(i) Records showing separately for each such client the securities purchased and sold, and the date, amount and price of each such purchase and sale.

(ii) For each security in which any such client has a current position, information from which the investment adviser can promptly furnish the name of each such client, and the current amount or interest of such client.

The COO, in conjunction with SEI, will maintain this information in thE- firJ”s portfolio accounting system.

(20) Every investment adviser that exercises voting authority with respect to client securities will, with respect to those clients, make and retain the following:

(i) Copies of all policies and procedures required by §275.206(4)+6.

(ii) A copy of each proxy statement that the investment adviser receives regarding client securities. An investment adviser may satisfy this requirement by relying on a third party to make and retain, on the investment adviser’s behalf, a copy of a proxy statement (provided that the adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request) or may rely on obtaining a copy of a proxy statement from the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(iii) A record of each vote cast by the investment adviser on behalf of a client. An investment adviser may satisfy this requirement by relying on a third party to make and retain, on the investment adviser’s behalf, a record of the vote cast (provided that the adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request).

(iv) A copy of any document created by the adviser that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis for that decision.

(v) A copy of each written client request for information on how the adviser voted proxies on behalf of the client, and a copy of any written response by the investment adviser to any (written or oral) client request for information on how the adviser voted proxies on behalf of the requesting client.

The COO or his designee will maintain (i) policies and procedures in this manual; (ii) a copy of each proxy statement, (iii) a record of each vote cast on behalf of a client, by relying on a third party vendor; (iv) a copy of any document or material created by firm in determining how the vote was to be cast; and (v) client requests and responses in the respective client file or appropriately designed master file.

The Firm has contracted with a 3rd party proxy voting service to help facilitate the its proxy voting responsibilities as well as its record keeping requirements.

(21) Articles of incorporation, charters, minute books, and stock certificate books of the investment adviser and of any predecessor, will be maintained in the principal office of the investment adviser and preserved until at least three years after termination of the enterprise.	The CEO will maintain these records in appropriately designated files.

EAM Investors LLC	Page II-33

Electronic Communications

EAM’s policy is to maintain all written communication as required by the books and records Rule 204-2 of the Advisers Act. E-mail is considered written communication. EAM subscribes to the service of an electronic communications service provider. The provider captures and retains all electronic communication of the firm and provides the firm with the ability to monitor these communications. The CAO will ensure that the service provider retains and can provide these communications in compliance with federal and state regulations.

In order to comply with the rule, EAM requires all Supervised Persons to adhere to the following policies and procedures:

1.	Supervised Persons will use the company e-mail service for client and business communication. The use of personal or outside e-mail providers for company communication is prohibited.

2.	The use of instant messaging and other electronic communication, such as Blackberries, for company communication is only permitted where the communication can be captured and archived by the firm’s electronic communications provider. Supervised Persons will obtain approval from the CCO prior to using any instant messaging program for company communications.

3.	Bloomberg instant messaging may be used as long as the instant messages are captured and stored.

4.	Occasionally, incoming e-mail messages can be infected with computer viruses. Should any of these viruses pose a threat to the integrity of EAM’s computers and/or data, the email is to be deleted and the CCO is to be notified immediately of the steps taken. If the e-mail was a communication from a client, all attempts will be made to obtain that message in another format.

5.	Supervised Persons will use care in the content of e-mails they create or send:

a.	Supervised Persons should not use abbreviated formats of communication. People have a tendency to treat e-mail as an informal form of communication and say things they wouldn’t otherwise say in person or in a letter. This can have the unintended effect of a third-person, such as a regulator, taking an e-mail message out of context, potentially creating a problem where there wasn’t one.

b.	Supervised Persons should use caution when forwarding messages. They should be mindful of the e-mail content, including the chain of forwarded/replied e-mails and attachments, so as to avoid violating the firm’s privacy policy or attorney-client privilege and disclosing trade secrets.

c.	Supervised Persons should obtain consent from clients to send personal nonpublic information electronically if not responding to an electronic message.

d.	When sending advertising or sales literature via e-mail, Supervised Persons must follow the same company procedures if they were sending a paper mailing.

e.	Supervised Persons should limit sending and receiving of personal e-mails using company resources.

f.	Supervised Persons will ensure that every e-mail includes the firm’s designated disclosure statement.

Supervised Persons are hereby informed that they should have no expectation of privacy and all written communication of EAM is captured, archived, and may be reviewed by the CCO, senior management, regulators, and may be discoverable and disclosed in the event of litigation with the firm.

EAM Investors LLC	Page II-34

Anti-Money Laundering

As a Registered Investment Advisor EAM is not required to maintain an Anti-Money Laundering Program. EAM is, in accordance with applicable federal regulations, required to ensure they are not adding money laundering or financing terrorist activities. EAM has adopted the following procedures to ensure compliance with that obligation. The CCO or his designee will be responsible for:

1.)	Comparing on at least a quarterly basis all clients to the Office of Foreign Assets Control (OFAC) list.

2.)	Acquiring Identification Papers on all new individual clients.

3.)	Acquiring Identification Papers of the beneficial owner(s) of a legal entity which is a new client.

Adequate identification papers include either a copy of a passport or a copy of a drivers license and social security card.

ERISA

EAM may act as a fiduciary for clients who are governed by the Employment Retirement Income Security Act (ERISA). As a fiduciary, as that term is defined under ERISA, EAM’s policy is to act solely in the interests of the plan participants and beneficiaries. EAM’s policies are to ensure ERISA bonding when required; and obtain written investment guidelines and/or policy statements, as appropriate.

Fiduciary Duty

EAM recognizes that for accounts covered by ERISA the firm is subject to the fiduciary responsibilities as defined by ERISA and acknowledges that duty to ERISA clients in the Investment Advisory Agreement.

Supervised Persons shall recognize that under ERISA, advisers are held to a stricter fiduciary duty than under the Advisers Act. ERISA advisers must exercise the Prudent Man Standard of Care, which means: a fiduciary shall discharge his duties with respect to a plan solely in the interest of the participants and beneficiaries and for the exclusive purpose of providing benefits to participants and their beneficiaries; and defraying reasonable expense of administering the plan; with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; by diversifying the investment of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and in accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with other provisions of ERISA.

As part of the new account opening process, the designated Supervised Person should request a copy of the investment guidelines section of the trust or plan documents. Investment guidelines will be followed as set forth in the trust or plan documents, as well as any guidelines agreed to in EAM’s Investment Advisory Agreement and any investment policy statement, insofar as they are prudent and consistent with ERISA.

EAM Investors LLC	Page II-35

Prohibited Transactions and Parties in Interest

ERISA also expressly prohibits a wide range of transactions between a plan and any person who provides services to the plan, commonly referred to as a “party in interest”. A “party in interest” is generally defined to include, among others (i) any fiduciary of a plan, (ii) any person providing services to a plan, (iii) any employer whose employees are covered by a plan, (iv) relatives of the foregoing persons, (v) employees, officers, directors and ten (10) percent or greater shareholders or partners of the foregoing persons, and (vi) entities directly or indirectly owned fifty (50) percent or more by: a service provider to the plan; a plan fiduciary; counsel or employees of the plan; the plan sponsor; and certain entities owning fifty (50) percent or more of the plan sponsor.

In order to help ensure adherence to the above prohibitions of ERISA, the following policies and procedures must be followed:

1.	EAM will not cause an ERISA plan client to engage in a transaction, if it is known or should be known by the portfolio managers or other employees of EAM that such transaction would constitute a direct or indirect:

a.	Sale or exchange, or leasing, of any property between a plan and a party of interest;

b.	Lending of money or other extension of credit between a plan and a party of interest;

c.	Furnishing of goods, services, or facilities between a plan and a party in interest;

d.	Transfer to, or use by or for the benefit of a party in interest, of any assets of a plan; or

e.	Acquisition, on behalf of a plan, of any employer security or employer real property in violation of section 407(a) of ERISA.

2.	EAM will also not permit a plan to hold any employer security or employer real property if the portfolio managers or other employees of EAM know or should know that holding such security or real property violates section 407(a) of ERISA.

3.	EAM and its employees, as fiduciaries to an ERISA plan client, will not:

a.	deal with the assets of the plan in his/her/its own interest or for any proprietary or employee account,

b.	act in any capacity in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interests of the plan or the interests of the plan’s participants or beneficiaries, or

c.	receive any consideration for his own personal account from any party dealing with a plan in connections with a transaction involving the assets of a plan.

EAM’s CCO is responsible for monitoring the firm’s compliance with ERISA

Bonding

EAM’s policy is to ensure ERISA bonding, when required. The CCO or his designee shall periodically review the list of ERISA accounts for completeness and ensuring of bonding.

EAM Investors LLC	Page II-36

Advertising & Marketing

When using advertising and marketing materials with the public, EAM’s policy requires that advertising and marketing materials must be in compliance with the rules under Section 206(4) of the Advisers Act and other applicable state or federal rules or laws. The materials must be truthful and accurate and must not be misleading, fraudulent, deceptive or manipulative.

The CCO will be responsible for ensuring that EAM’s advertising and marketing material remains current. Such material may include, but is not limited to, the firm’s web site, one-on-one presentation material, performance advertisements and disclosures, print advertisements, and quarterly letters. Prior to the use or distribution of any advertising and marketing material, the CCO will review and approve those documents for compliance with the above mentioned advertising policy. A copy of approved advertising materials will be maintained in appropriate files. No Supervised Person may use advertising/marketing material unless it has been reviewed and approved as required above.

Political Contributions

Background

Rule 206(4)-5 of the Advisers Act prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser (or a Covered Associate) makes a contribution to certain elected officials or candidates. The Rule applies both to soliciting direct advisory clients and to obtaining investors for a pooled investment. It is unlawful for an investment adviser to:

1.	Receive compensation for investment advisory services provided to a government entity within two years after a contribution to an official of the government entity is made by the investment adviser or any Covered Associate, as defined below, of the investment adviser (including a person who becomes a Covered Associate within two year after the contribution is made); or

2.	Make payment directly or indirectly to any person to solicit, coordinate or provide investment advisory services to a government entity for compensation on behalf of such investment adviser, absent an exception; or

3.	Pay a third-party placement agent, solicitor, finder or similar third-party to solicit a government plan, unless such third party is an SEC registered broker-dealer or investment adviser subject to comparable rules.

The Rule does not ban or limit the amount of political contributions that can be made by an adviser or its Covered Associates but rather imposes a “time out” on the ability of an adviser to receive compensation for conducting advisory business with a government entity for two years after certain contributions are made to an official of the government entity.

EAM Investors LLC	Page II-37

De Minimis Exceptions

The Rule does not apply to de minimis contributions. The noted de minimis exceptions are only allowed for contributions by individual Covered Associates (natural persons) and not the investment adviser itself.

1.	Contribution amount of $350 or less per official, per election, to officials for whom a Covered Associate is entitled to vote at the time the contribution is made.

2.	Contribution amount of $150 or less per official, per election, to officials for whom a Covered Associates is not entitled to vote at the time the contribution is made.

Contributions that fall under the de minimis exceptions are not subject to the two-year time out.

Inadvertent Contributions

The Rule outlines a safe harbor for inadvertent contributions made by Covered Associates in excess of the de minimis limit to officials for whom they are not entitled to vote provided that the contributions (i) do not exceed $350, per election and (ii) are returned (a) within four months of the contribution and (b) within sixty calendar days of the adviser discovering the contribution. When all the criteria have been met, this safe harbor may be invoked without seeking or obtaining the SEC’s approval. This exception, however, is only available three times in a calendar year for firms with more than 50 employees and only twice in a calendar year for firms with 50 employees or fewer. Moreover, the exception is only available once per employee for as long as the employee is employed by the adviser.

Effective Dates

The new Rule and related rule amendments are effective on September 13, 2010 and advisers must be in compliance with the Rule according to the following schedule:

1.	Except as outlined below, as of March 14, 2011, investment advisers subject to the Rule must be in compliance with the Rule.

2.	As of September 13, 2011, investment advisers may no longer use third parties to solicit government business except in compliance with the Rule.

3.	As of March 14, 2011, advisers subject to rule 204-2 must comply with the recordkeeping requirements of the Rule.

Definitions

Contribution is defined as any gift, subscription, loan, advance, or deposit of money or anything of value made for:

(i)	The purpose of influencing any election for federal, state or local office;

(ii)	Payment of debt incurred in connection with any such election; or

(iii)	Transition or inaugural expenses of the successful candidate for state or local office

A Covered Associate of an investment adviser is defined as:

EAM Investors LLC	Page II-38

(i)	Any general partner, managing member or executive officer, or other individual with a similar status or function;

(ii)	Any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and

(iii)	Any political action committee controlled by the investment adviser or by any of its Covered Associates.

Government entity is defined as any state or political subdivision of a state, including:

(i)	Any agency, authority, or instrumentality of the state or political subdivision;

(ii)	A pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” or a state general fund;

(iii)	A plan or program of a government entity; and

(iv)	Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

Official means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office:

(i)	Is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or

(ii)	Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

Payment means any gift, subscription, loan, advance, or deposit of money or anything of value.

Policies

EAM policy is at all times to adhere to the requirements of Rule 206(4)-5 of the Advisers Act in all material respects.

EAM (or any Covered Associate on behalf of the firm) is prohibited from:

1.	Making any payment to a political party of the state or locality where EAM is providing or seeking to provide investment advisory services to a government entity;

2.	Coordinating, or asking any person or political action committee to make any such contribution on EAM’s behalf;

3.	Compensating any third parties to solicit for government business on EAM’s behalf (unless those persons or entities are registered entities subject to Rule 206(4)-5 or similar restrictions on political contributions);

4.	“Bundling” contributions to politicians indirectly such as through spouses, lawyers or affiliated companies; and/or

EAM Investors LLC	Page II-39

5.	Receiving compensation for conducting advisory business with a government entity for two years after certain contributions are made to an official of the government entity.

EAM is considered to be “seeking to provide” advisory services to a government entity when EAM responds to a request for proposal, communicates with a government entity regarding that entity’s formal selection process for investment advisers or engages in some other solicitation of investment advisory business of the government entity.

Procedures and Responsible Party

1.	All Covered Associates must submit to the CCO records of all contributions that they have made (directly or indirectly) to any official or candidate of a government entity, state or local political party, and political action committees (PACs).

2.	All Covered Associates must request pre-approval from the CCO for any political contribution a Covered Associate intends to make in excess of $150 per calendar year per political party, elected official or candidate.

3.	The CCO will review the Covered Associate’s contributions to determine whether the “time out” applies to EAM.

a.	When any person at EAM becomes a Covered Associate, EAM must “look back” in time at that person’s contributions to determine whether the two-year ban will be triggered. A two-year look-back will be required for new Covered Associates who solicits for EAM. A six-month look-back will apply to all other new Covered Associates, i.e., those not engaged in solicitation activities for the adviser but who are nonetheless “covered.” The two-year ban on receipt of compensation will apply from the date of the triggering contribution.

b.	Once triggered, the ban on receipt of compensation will remain in effect for the duration of the two-year period, even for individuals who subsequently cease to be Covered Associates, either through transfer or by leaving the firm. The ban will not expire simply because the Covered Associate has separated from the firm.

Recordkeeping

Advisers who have government clients or that provide investment advisory services to investment pools in which government entities invest must adhere to the following recordkeeping requirements:

1.	Make and keep records of all direct and indirect contributions made by the adviser and Covered Associates to government officials (including candidates), and of payments to state or local political parties or to a political action committee.

a.	The records of contributions and payments must be listed in chronological order identifying the name and title of each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to Rule 206(4)-5’s exception for certain returned contributions.

EAM Investors LLC	Page II-40

2.	Maintain a list of its Covered Associates, including name, title, and business and residential addresses.

3.	Maintain a list of government entities to which the adviser provides or has provided advisory services in the past five years, but not prior to the effective date of the rule.

4.	Advisers to covered investment pools must make and keep a list of government entities that invest, or have invested in the past five years, in a covered investment pool, including any government entity that selects a covered investment pool to be an option of a plan or program of the government entity, such as a 529, 457 or 403(b) plans.

5.	An investment adviser, regardless of whether it currently has a government client, must also keep a list of the names and business addresses of each regulated person to whom the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf.

Performance Advertising

EAM’s policy is that advertisements of performance will be in compliance with Rules 206(4)-1 and 204-2(a)(16) of the Advisers Act and other applicable state or federal rules or laws. EAM’s policy also requires that any claims of being in compliance with the performance presentation standards set forth by the CFA Institutes, such as GIPS, must be in full compliance with those standards. Any performance presentation not fully in compliance with the presentation standards may not carry a claim of compliance.

The CCO will be responsible for maintaining EAM’s performance advertisements and disclosures. Any advertisement or marketing material that includes EAM’s performance record must be accompanied by a complete and accurate disclosure of that record. Prior to the use or distribution of any performance advertisement, the CCO will review and approve those documents for compliance with the above mentioned advertising policy. A copy of approved performance materials will be maintained in appropriate files. No Supervised Person may use performance material unless it has been reviewed as required above.

Solicitors

EAM may compensate persons for the referral of clients. EAM’s policy is that solicitor or referral fee arrangements will be in compliance with Rule 206(4)-3 of the Advisers Act and other applicable state or federal rules or laws. If a solicitor meets the Commission’s definition of investment adviser representative, then that solicitor is subject to the same policies and procedures as any other IAR of EAM.

EAM will enter into a written agreement, in compliance with Rule 206(4)-3, with the solicitor. In addition, the CCO or his designee will review for each new account referred by a non-affiliated solicitor that the solicitor has delivered and obtained the client’s signed acknowledgement of receipt of the required disclosure document.

EAM Investors LLC	Page II-41

Third Party Service Providers

EAM has entered into written agreements with a number of unaffiliated third party companies that provide various services to EAM in order for EAM to provide certain services to its clients.

As part of its fiduciary duty, EAM will conduct periodic (no less than annual) due diligence reviews on each service provider to help ensure that:

1.	The service provider is adhering to all terms of the written agreement and performing services under such agreement to the satisfaction of EAM;

2.	The service provider has and is adhering to written policies, procedures and internal controls in place to help prevent violations of applicable laws and regulations;

3.	The service provider has and is testing a disaster recovery plan that provides detailed information on how the service provider will continue its business in the case of a disaster or other business disruption; and

4.	The service provider has extensive controls in place to help safeguard the privacy of nonpublic information pertaining to its clients, including to EAM and its clients.

The findings of each review, any recommendations made by EAM to the service providers and follow up reviews (“Service Provider Review Documentation”) will be documented and maintained as part of the firm’s books and records. The CCO or designee will be responsible for maintaining the Service Provider Review Documentation in an appropriately designated file for five years from the date of each review. In addition, the CCO or designee will provide the Board of Directors of any Business Development Company (“BDC”) to which it is an adviser with a copy of the Service Provider Review Documentation each time a review is performed of any service provider that provides certain services specifically to a BDC.

Any potential problem or conflict that involves an EAM service provider must be promptly reported to the CCO. The CCO or designee will promptly report to the Board of Directors of the BDC any problems or conflicts pertaining to a service provider that provides services to the BDC.

Business Continuity Plan

EAM policy, as part of its fiduciary duty to its clients and as a matter of sound business practice, has implemented a business continuity plan (“BCP”) to address disaster recovery and continuing EAM’s business in the event of a business interruption.

EAM’s BCP as follows:

Business Continuity Plan

I.	EAM Policy

EAM will respond to a Significant Business Disruption (“SBD”) by safeguarding employees lives and EAM property, making a financial and operational assessment, quickly recovering and resuming operations, protecting all of the EAM’s books and records and ensuring our client accounts continue to transact business.

EAM Investors LLC	Page II-42

Significant Business Disruptions (SBDs)

EAM BCP anticipates two kinds of SBDs: those that are internal and those that are external. Internal SBDs affect only the EAM’s ability to communicate and do business, such as a fire in the building. External SBDs prevent the operation of securities markets or a significant number of financial services firms, such as a terrorist attack, a city flood, or a wide scale, regional disruption.

II.	Emergency Contact Persons EAM’s two

emergency contact persons are:

Derek Gaertner

COO/ CFO / CCO

Office: 760-479-5075

Cell: 760-214-1709

dgaertner@eaminvestors.com

derek gaertner@yahoo.com

Travis Prentice

CIO / Partner

Office: 760-479-5071

Cell: 760-519-1508

tprentice@eaminvestors.com

travisprentice@yahoo.com

III.	Significant Business Counterparties

Back Office Operations (Operations & Accounting)

SEI

Jennifer Hillard

1 Freedom Valley Drive

Oaks, PA 19456

610-676-3479

jhillard@seic.com

SEI

Alice Ehritz

1 Freedom Valley Drive Oaks, PA 19456

610-676-7843

aehritz@seic.com

Information Technology Vender

CompuOne Corporation

EAM Investors LLC	Page II-43

Tony Eftekhary

9883-F Pacific Heights Blvd.

San Diego, CA 92121

858-404-7000

tony@compuone.com

IV.	Office Location

EAM is located at 2533 South Coast Highway 101, Suite 240, Cardiff by the Sea, CA 92007. The main telephone number is 760-479-5080.

V.	Alternative Physical Location

In the event of an SBD, each employee of EAM has the necessary equipment and connectivity to continue operations from their personal residences. In addition EAM has a Ready-Call conferencing account in which all employees can be connected simultaneously by telephone:

Dial-In Number: 800-261-3225

Conference code: 4795073 Leader

PIN: 2007

In the event of a continued SBD effecting only the Office Location, Employees may continue operations from the location of Derek Gaertner’s residence at 90 North Coast Highway 101, #307, Encinitas California. Derek has a Wifi system from which each employee may access the internet.

VI.	Data Back-Up and Recovery

EAM maintains its primary client books and records electronically with SEI which are accessible by firm personnel anywhere with internet access.

EAM maintains its books and records and certain electronic records at the Encinitas office location. The following document types and forms are maintained at the Encinitas Office:

•	Corporate (LLC) and Financial Records

•	Formation documents

•	Board of Managers and committee minutes

•	Journals, including cash receipts and disbursements, and any other records of original entry forming the basis of entries into any ledger

•	General and auxiliary ledgers reflecting assets, liabilities, capital, income and expenses, etc.

•	Check books, banks statements, cash reconciliations of EAM

EAM Investors LLC	Page 11-44

•	Bills and statements relating to the business of EAM

•	All business contracts related to the operation of EAM, including employment contracts, property leases, investment management agreements, and other service providers

•	Regulatory filings and communications

•	Form ADV, including all amendments

•	All regulatory communications (of a specific matter)

•	Organization charts and personnel directory

EAM maintains its back-up hard copy books and records by scanning such records into electronic format when necessary. These records are in PDF format. The COO has overall responsibility for maintenance of these books and record.

EAM backs up its electronic records stored on the server using a third party provider Carbonite. Carbonite is a web based back-up server to updates back-up files on a daily basis. All back-up data is available through logging into the Carbonite website using a unique id and password.

In the event of an internal or external SBD that causes the loss of our paper records, the firm will be able to recover the data from Carbonite through any internet connection.

VII.	Mission Critical Systems

EAM’s mission critical systems are those that ensure prompt and accurate processing of transactions in securities, and the reconciliation and calculation of client account net assets.

EAM relies on SEI to maintain client account reconciliations (books of record), and as secondary source to execute trades through broker UNX.

EAM will perform a review, at least annually, of the business continuity plan of SEI. The results of that review will be documented by the CCO.

VIII.	Communications Between EAM and Others

Employees:

In the event of an SBD, EAM will assess which means of communication is available to us (telephone, e-mail, and in person) and use the means closest in speed and form to what we have used in the past to communicate with the other party in the past. We will also employ a call tree so that all employees may be reached quickly during an SBD. The call tree includes all staff cell phone, home and office numbers. The person to invoke use of the call tree is Travis Prentice:

Travis Prentice

EAM Investors LLC	Page II-45

Derek Gaertner

•	Rick Hornbuckle
•	John Scripp

. Josh Moss

•	Montie Weisenberger
•	Stacy Morais

. Yves-Marc Courtines

•	Richard Gadbois
•	Frank Hurst
•	Tiffany Yoshida

Clients:

In the event of an SBD, EAM will assess which means of communication is available (telephone, e-mail, fax, or U.S. Mail) and use the means closest in speed and form to what we have used in the past to communicate with the other party.

IX.	Critical Business Constituents

EAM will contact our critical business constituents and determined the extent to which we can continue our business relationship with them in light of an internal or external SBD. This review will be at least annually and to extent that it is determined the constituent can no longer provide the needed services we will seek to establish alternative arrangements. Our major business constituents are:

Back Office Operations (Operations & Accounting)

SEI

Jennifer Hillard

1 Freedom Valley Drive

Oaks, PA 19456

610-676-13479

jhillard@seic.com

Information Technology Vender

CompuOne Corporation

Tony Eftekhary

9883-F Pacific Heights Blvd.

San Diego, CA 92121

858-404-7000

tony@compuone.com

EAM Operating Account (Bank)

Wells Fargo Bank

EAM Investors LLC	Page II-46

Mike Schlaf

Business Relationship Manager

500 La Terraza Boulevard, Suite 200

Escondido, CA 92025

760-432-5329

schlafmi@wellsfargo.com

X.	Updates, Testing, and Annual Review

EAM will update the BCP whenever there is a material change to our operations, structure, business, or location. EAM will test annually the BCP and at the same time review the policy and procedures to determine the E:eIXFy 11Q:11111FINIQess RI I; $ 0 WY83.

EAM Investors LLC	Page II-47

III Appendix A List of Functional Titles/Roles

Functional Title/Role	Persons Responsible
Access Persons	Morgan Burke Yves-Marc Courtines Richard Gadbois Derek Gaertner Richard Hornbuckle Frank Hurst Joshua Moss Travis Prentice Stacy Rose John Scripp Montie Weisenberger Tiffany Yoshida
Board of Managers	Richard Gadbois Frank Hurst Travis Prentice Byron Roth Gordon Roth Montie Weisenberger
Covered Associates	Yves-Marc Courtines Richard Gadbois Derek Gaertner Frank Hurst Joshua Moss Travis Prentice Byron Roth Gordon Roth Montie Weisenberger
Best Execution Committee	COO, Portfolio Managers, & Lead Equity Trader
Pricing Committee	COO & Portfolio Managers
Investment Advisor Representatives (IAR)	None at this time
Supervised Persons	Same as Access Persons
Chief Executive Officer Portfolio Manager	Travis Prentice
Senior Vice President Portfolio Manager	Montie Weisenberger
Portfolio Manager	Josh Moss
Chief Compliance Officer (CCO) Chief Operating Officer (COO) Chief Financial Officer (CFO)	Derek Gaertner
Lead Equity Trader	Richard Hornbuckle
Managing Director of Marketing	Richard Gadbois Frank Hurst
Office Manager	Stacy Rose
Tiffany Yoshida
Research Analyst	Morgan Burke
John Scripp

III-1

IV Appendix B - Organizational Charts

Ownership Structure:

[GRAPHIC APPEARS HERE]

V Appendix C - ADV 2A & 2B Logs

VI Appendix D - Proxy Voting Policy

EAM Investors LLC	Page IX-2

VII Appendix E ± Pre-Approval of Securities Transactions

EAM Investors, LLC

REQUEST FOR APPROVAL

OF PERSONAL SECURITIES TRANSACTIONS

Name:

Date	# of Shares	Descripition	Price	Buy or Sell	Versus Purchase Date on Sale	BEAM or Broker	Conflict of Interest?* Y/N	Reviewed by CCO	Date

*	Conflicts of interest must be explained on the Quarterly Transaction Report

Prior approval is required for certain security transactions described in EAM’sC&R3eCRICEINIFsCEQ3C&RP SOaQFICPROFILsCIQ3C Procedures manual.

Please attach this Approval Form to the Quarterly Transaction Report at the end of each calendar quarter.

EAM Investors LLC	Page IX-3

VIII Appendix F - Personal Holdings Report

EAM Investors, LLC

Personal Holdings Report

I,                      (name), hereby reconfirm my acknowledgment of, and agreement and obligation to abide by, EAM Investors, LLC.’s (“EAM”) policies and procedures regarding personal securities holdings, as set forth in the firm’s Code of Ethics and Written Compliance Policies and Procedures Manual. I understand that my failure to comply with these policies and procedures shall be cause for immediate termination from EAM.

I understand that EAM’s policies and procedures, along with federal securities laws and regulations, require that each access person report, within ten (10) days of becoming an access person and at least once every twelve (12) months thereafter on a date set by EAM, personal holdings in all reportable securities (as defined below) of which the access person is a beneficial owner (as defined in the Code of Ethics) , including securities held by his or her immediate family (including their spouse, minor children, and adults living in the same household as the access person).

The report must contain at minimum:

(A)	The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit:

Name:	Name:
Name:	Name:

(B)	The title and type of security; ticker symbol or CUSIP, as applicable; number of shares, and principal amount of each reportable security;

Reportable security means any security, except:

1)	direct obligations of the Government of the United States;

2)	banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3)	shares issued by money market funds;

4)	shares issued by open-end mutual funds (except Exchange Traded Funds (ETFs)); and

5)	shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are managed by EAM or an affiliate.

(C)	Information that is current as of a date no more than 45 days prior to the date the report is submitted.

LI YES, I hold reportable securities, which are outlined in the document(s) marked below and which include all required information as described in the firm’s compliance policies and procedures:

LI the attached supplemental report,

LI the attached monthly brokerage statement(s), or

LI statements sent directly by my broker-dealer or custodian

LI NO, I do not hold any reportable securities.

This Holdings Report is to be signed, dated and returned to the CCO of EAM within ten (10) days of becoming an access person and within thirty (30) days of each calendar year end.

ccess_Person Signature	Reviewed_by: CCO or designee
ubmission_Date	Review_Date

EAM Investors LLC	Page IX-4

IX Appendix G – Personal Transactions Report

EAM Investors, LLC

Personal Securities Transaction Report

FOR THE QUARTER ENDING: LI MARCH LI JUNE LI SEPTEMBER LI DECEMBER, 20    .

I,                     (name), hereby reconfirm my acknowledgment of, and agreement and obligation to abide by, EAM Investors, LLC’s (“EAM”) policies and procedures regarding personal securities transactions, as set forth in the firm’s Code of Ethics and Written Compliance Policies and Procedures Manual. I understand that my failure to comply with these policies and procedures shall be cause for immediate termination from EAM.

I understand that EAM’s policies and procedures, along with federal and state securities laws and regulations, require that each access person report, within thirty (30) days of the end of each calendar quarter, any personal securities transactions in any securities accounts of the access person or his or her immediate family (including their spouse, minor children, and adults living in the same household as the access person), or for trusts for which the access person serves as trustee or in which the access person has any other direct or indirect beneficial interest.

Transactions do not need to be reported for:

1)	any account in which the access person has no direct or indirect influence or control;

2)	securities effected pursuant to an automatic investment plan;

3)	securities that are direct obligations of the Government of the United States;

4)	banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

5)	shares issued by money market funds;

6)	shares issued by open-end mutual funds (except Exchange Traded Funds (ETFs)); and

7)	shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are managed by EAM or an affiliate.

LI YES, I have had reportable securities transactions (as described above) during the past quarter, which are outlined in the document(s) marked below and which include all required information as described in the firm’s written compliance policies and procedures:

LI the attached supplemental report and/or transaction confirmations,

LI the attached monthly brokerage statement(s), or

LI confirmations and/or statements that have been sent to the CCO directly by my broker/dealer or custodian

LI NO, I have not had any reportable securities transaction(s) (as described above) during the past quarter.

This Quarterly Personal Securities Report is to be signed, dated and returned to the CCO of EAM within thirty (30) days of the end of each calendar quarter.

ccess_Person Signature	Submission_Date

This Quarterly Personal Securities Report has been reviewed by:

or_designee	Review_Date

EAM Investors LLC	Page IX-5

X Appendix H – Trade Error Report

EAM Investors, LLC

Trade Error Report

DATE:

TO BE COMPLETED BY TRADING:

TRADE DATE:	SETTLEMENT DATE:

SECURITY DESCRIPTION:	TRANSACTION (B/S):

NO. OF SHARES:	PORTFOLIO MANAGER:

ACCOUNT NAME/#:	CONTACT/TELEPHONE:

EXECUTING BROKER:	ERROR MADE BY:

SUMMARY DESCRIPTION OF ERROR:

RESOLUTION OF ERROR:

IS ERROR A PROFIT/LOSS AND HOW ALLOCATED:

TRADER APPROVAL:	COMPLIANCE APPROVAL:
DATE:	DATE:

XI Appendix I – Anti-Money Laundering Policies

As a Registered Investment Advisor EAM is not required to maintain an Anti-Money Laundering Program. EAM is, in accordance with applicable federal regulations, required to ensure they are not adding money laundering or financing terrorist activities. EAM has adopted the following procedures to ensure compliance with that obligation. The CCO or his designee will be responsible for:

1.)	Comparing on at least a quarterly basis all clients to the Office of Foreign Assets Control (OFAC) list.

2.)	Acquiring Identification Papers on all new individual clients.

3.)	Acquiring Identification Papers of the beneficial owner(s) of a legal entity which is a new client.

Adequate identification papers include either a copy of a passport or a copy of a drivers license and social security card.

EAM Investors LLC	Page XI-2

ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND COMPLIANCE POLICIES & PROCEDURES MANUAL

I hereby acknowledge receipt of a copy of the EAM’s Code of Ethics and Compliance Policies & Procedures Manual. I further acknowledge that I have read and understood the Code and P&P, and that I have had the opportunity to address any questions with the Chief Compliance Officer concerning its contents.

Printed Name

Signature

Date

EAM Investors LLC	Page XI-3